UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under § 240.14a-12
Topgolf Callaway Brands Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 16, 2025

Dear Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Topgolf Callaway Brands Corp. (the “Company”), which will be held on Thursday, May 29, 2025, solely by means of remote communication in a virtual-only format, commencing at 11:00 a.m. (Eastern Time). You will not be able to attend the Annual Meeting physically. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/MHZXRXU, where you will be able to listen to the meeting live, submit questions and vote.
At the meeting, your Board of Directors will ask shareholders to (i) elect 11 directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) approve, on an advisory basis, the compensation of our named executive officers; and (iv) approve the amendment and restatement of the Company’s 2022 Incentive Plan. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers, and “FOR” the approval of the amendment and restatement of the Company’s 2022 Incentive Plan.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual Annual Meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.
Thank you for your continued interest in and support of Topgolf Callaway Brands Corp.

Sincerely,
/s/ Oliver G. Brewer III
Oliver G. (Chip) Brewer III President and Chief Executive Officer

TOPGOLF CALLAWAY BRANDS CORP.
2180 Rutherford Road
Carlsbad, California 92008
__________________
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

When	Thursday, May 29, 2025, 11:00 a.m. (Eastern Time).

Where
The 2025 annual meeting of shareholders will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.meetnow.global/MHZXRXU, where you will be able to listen to the meeting live, submit questions and vote.

Items of Business
1.To elect as directors the 11 nominees named in the accompanying proxy statement.
2.To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2025 fiscal year.
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers.
4.To approve the amendment and restatement of the Company’s 2022 Incentive Plan.
In addition, shareholders will transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	April 4, 2025. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote
Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 2 to vote. There will not be a physical meeting location, and shareholders will not be able to attend the annual meeting in person. As described on page 2 of the accompanying proxy statement, any shareholder may attend the annual meeting online and vote during the online meeting even if the shareholder previously returned a proxy card by mail or voted via the Internet or by telephone.

Carlsbad, California April 16, 2025	By Order of the Board of Directors, /s/ Heather D. McAllister Heather D. McAllister Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 29, 2025:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/topgolfcallawaybrands/2025

TOPGOLF CALLAWAY BRANDS CORP.
2180 Rutherford Road
Carlsbad, California 92008

PROXY STATEMENT

2025 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION
Why am I receiving these materials?
Topgolf Callaway Brands Corp. (the “Company”) has prepared these materials for its 2025 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Thursday, May 29, 2025, solely by means of remote communication in a virtual-only format, commencing at 11:00 a.m. (Eastern Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.
The proxy materials were first sent or made available to shareholders on or about April 16, 2025.
What is included in these proxy materials?
•The Notice of 2025 Annual Meeting of Shareholders
•This Proxy Statement
•The Company’s 2024 Annual Report to Shareholders
If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders who have not previously requested paper proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, as well as how to vote over the Internet.
Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of proxy materials.

What items will be voted on at the Annual Meeting?
There are four items that shareholders may vote on at the Annual Meeting:
•To elect to the Company’s Board of Directors (the “Board”) the 11 nominees named in this Proxy Statement;
•To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
•To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
•To approve the amendment and restatement of the Company’s 2022 Incentive Plan.

Will any other business be conducted at the Annual Meeting?
Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION
Who may vote at the Annual Meeting?
Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on April 4, 2025, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting. To access the virtual Annual Meeting, you may visit www.meetnow.global/MHZXRXU.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
If, on the record date, your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. As a shareholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.
If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.
If I am a shareholder of record of the Company’s shares, how do I vote?
If you are a shareholder of record, there are four ways to vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•Virtual Annual Meeting. You may vote at the virtual Annual Meeting. If you were a shareholder of record as of the record date and have your control number, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “Join Meeting Now.” Enter your control number shown on the Notice of Internet Availability of Proxy Materials or proxy card. If you cannot locate your Notice of Internet Availability of Proxy Materials or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at (800) 368-7068.
Votes submitted by proxy via the Internet, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on May 28, 2025. Votes may also be submitted during the virtual Annual Meeting.
If I am a beneficial owner of the Company’s shares held in street name, how do I vote?
If you are a beneficial owner of shares registered in the name of your bank, broker, trustee or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares.
If you wish to attend the virtual Annual Meeting and participate in and vote your shares at the virtual Annual Meeting, you must register online in advance. To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee that holds your shares. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. You may also mail your legal proxy to Computershare, Topgolf Callaway Brands Legal Proxy, P.O. Box 43001, Providence, RI

02940-3001. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf, and, in that case, you would only be able to vote at the virtual Annual Meeting. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 26, 2025.
Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link www.meetnow.global/MHZXRXU and selecting “Join Meeting Now,” and then entering the control number provided by Computershare.
How are proxies voted?
All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the virtual Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the virtual Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are considered “routine” or “non-routine”?
The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.
The election of directors, approval, on an advisory basis, of the compensation of the Company’s named executive officers and the approval of the amendment and restatement of the Company’s 2022 Incentive Plan are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.
How does the Board recommend that I vote?
The Board recommends that you vote:
•“FOR” each of the 11 nominees for election as director as set forth in this Proxy Statement;
•“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
•“FOR” the approval of the amendment and restatement of the Company’s 2022 Incentive Plan.

By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.
What is the quorum requirement for the Annual Meeting?
As of the record date for the Annual Meeting, there were 183,749,328 shares of Common Stock issued and outstanding. Under Delaware law and the Amended and Restated Bylaws of the Company (the “Company’s Bylaws”), the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person (including by virtual attendance) or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.
How many votes does each share have?
Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting.
What is the voting requirement to approve each of the proposals?
Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) is required for the election of each of the 11 nominees for director.
Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for (i) the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and (iii) the approval of the amendment and restatement of the Company’s 2022 Incentive Plan.
How are abstentions and broker non-votes treated?
As noted above, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. For purposes of determining whether a proposal is approved (other than the election of directors), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. For the election of directors, abstentions do not count as a vote cast and will have no effect on the outcome of the proposal.
Broker non-votes are not considered as votes cast or as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.
Can I change my vote or revoke my proxy after I have voted?
Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:
•filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•voting again on a later date via the Internet or by telephone by no later than 11:59 p.m., Eastern Time, on May 28, 2025 (in which case only your latest Internet or telephone proxy submitted will be counted); or
•attending the virtual Annual Meeting via the link www.meetnow.global/MHZXRXU and voting at the virtual Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on May 26, 2025, and should be addressed as follows: Topgolf Callaway Brands Corp., Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may vote at the virtual Annual Meeting.
Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.
Why did I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form?
If you receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card and voting instruction form, or vote your proxy via the Internet or by telephone as instructed on each proxy card or voting instruction form.

Will there be a list of shareholders entitled to vote at the Meeting available for examination?
Yes, the Company will make a list of shareholders as of the close of business on April 4, 2025 available for examination at the Company’s principal executive offices at 2180 Rutherford Road, Carlsbad, California 92008, for ten days prior to the Annual Meeting by contacting the Corporate Secretary.
Who is soliciting these proxies and who is paying the solicitation costs?
The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials and proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $11,000, plus out-of-pocket expenses.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?
With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if the shareholder receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.
A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one Proxy Statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside.
In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, for each shareholder at the same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact the shareholder’s bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Topgolf Callaway

Brands Corp., Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.
What else is expected to take place at the Annual Meeting?
The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business but does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Guidelines
Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance. They address, among other topics:

•Board size •Board leadership •Board oversight responsibility •Succession planning •Director, CEO and executive officer stock ownership guidelines	•Director independence •Director emeritus •Limits on directors serving on other boards •Election of directors •Director compensation	•Board membership criteria •Director orientation and continuing education •Board access to independent auditors and advisors •Annual Board assessment
Director Independence
The current size of the Board is 12 members. Following the Annual Meeting, the size of the Board will be reduced to 11 members. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the NYSE. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that 11 of the 12 current directors are independent under NYSE independence standards. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, is the only current director who is not independent. Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr. Brewer are independent.
Director Qualifications
The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair the candidate’s ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless the candidate satisfies these threshold criteria.
In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience and backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, investment banking, human resources and compensation, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, entertainment and hospitality, mergers and acquisitions, cybersecurity, environmental, social and governance (“ESG”) matters and corporate compliance. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.
The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “— Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board of directors.
The Company is committed to inclusiveness and to pursuing a broad range of backgrounds, experiences, education, skills and perspectives among the members of its Board. The Board believes that a mix of backgrounds among its members can provide distinct value and is important. As such, when considering a potential new candidate, the Nominating and Corporate Governance Committee and the Board consider candidates with varied backgrounds in terms of knowledge, experience, skills and other characteristics.
The Board believes that its composition appropriately reflects the knowledge, experience, skills and other characteristics required to fulfill its duties.

Director Skills Matrix

	Anderson	Brewer	Flanagan	Fleischer	Holloway	Lundgren	Marimow	Ogunlesi	Rao	Segre	Thornley	Turney
General
Active Executive	•	•		•				•				•
CEO Experience	•	•	•	•		•		•	•
Operating Executive with Significant P&L Responsibility	•	•	•	•	•	•		•	•	•	•
Public Company Executive Experience		•	•	•	•	•		•	•	•	•
Public Company Board Experience	•	•	•	•	•	•		•	•	•	•
Corporate Governance Experience	•	•	•	•		•	•	•		•	•
Executive Compensation	•	•	•	•	•	•	•	•	•	•	•
Consumer Products Experience		•	•	•		•	•		•	•	•
Golf Enthusiast	•	•	•	•	•	•	•	•		•	•	•
Functional Expertise
Finance	•	•	•	•	•	•	•	•	•	•	•	•
Accounting	•			•	•		•		•		•
Legal								•
Investment Banking	•						•	•	•			•
Human Resources / Compensation	•	•	•	•		•		•	•	•	•
Technology	•			•	•				•		•
Manufacturing		•	•	•	•	•			•	•	•
International	•	•		•	•	•		•	•	•	•
Research and Development		•	•								•
Strategic Planning	•	•	•	•		•	•	•	•	•	•	•
Consumer Sales/Marketing		•	•			•	•		•	•	•
Retail (* Sell-through retail)		•	•*			•*			•	•*
Entertainment and Hospitality	•	•					•			•
Mergers and Acquisitions	•	•	•	•		•	•	•	•	•	•	•
Environmental, Social and Governance (ESG)	•	•	•	•		•		•	•	•	•
Cybersecurity	•	•	•	•	•	•		•	•		•
Compliance	•	•	•	•	•	•	•	•	•	•	•	•

Identification of Potential Director Candidates
The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes he, she or it has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws, including the requirement to provide certain specified information with respect to such shareholder and its candidate for nomination, and who make such nominations in a timely manner in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Nominations and Proposals” in this Proxy Statement.
Nomination Process
The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed the director’s duties during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and desired attributes.
Service on Other Public Boards
Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. A director who also serves as the chief executive officer of a publicly traded company should not serve on more than two boards of publicly traded companies (including the company for which the director is CEO). In advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairperson or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.
Majority Voting Standard
The Company’s Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “AGAINST” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a nominee for director exceeds the number of votes “AGAINST” as to that nominee for director.
In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.
Under the Company’s Corporate Governance Guidelines, all nominees for director are required to tender, prior to the mailing of the proxy statement for the meeting at which they are to be re-elected as directors, irrevocable resignations that will be effective upon the occurrence of both (i) the failure to receive the required vote for re-election at any meeting at which they are nominated for re-election and (ii) the Board’s acceptance of such resignation. In the event that, in an uncontested election of directors, any nominee fails to receive the required vote for election or re-election, the Nominating and Corporate Governance Committee or, under certain circumstances, a committee of independent directors, will consider all factors it considers relevant, including, among other things, the reasons for any “against” votes, and will recommend to the Board whether or not to accept the nominee’s previously tendered resignation offer. The Board will consider such recommendation and will determine within 90 days from the date of the certification of the election results whether to accept the resignation. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. The Board is required to publicly disclose such determination. The director nominee who failed to receive the required vote for election or re-election does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.
Shareholder Nominees - Proxy Access
The Company’s shareholders possess the right to nominate candidates to the Board through proxy access provisions of the Company’s Bylaws. The Company’s Bylaws permit any shareholder (or group of up to 20 shareholders) owning three percent or more of the Company’s outstanding Common Stock continuously for at least the previous three years to nominate a candidate for election to the Board and to include the candidate in the Company’s proxy materials for its annual meeting of shareholders. The maximum number of shareholder-nominated candidates is equal to the greater of (i) two or (ii) twenty percent of the number of directors then serving on the Board (rounding down to the closest whole number). Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s Bylaws. The foregoing is a summary of Section 2.7 of the Company’s Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Shareholder Nominations and Proposals – Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.”
Annual Board and Committee Assessment and Evaluation
Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.
Board Leadership Structure
The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairperson is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairperson is not an independent director (e.g., when the Board Chairperson is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairperson or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, presides over Board meetings and the executive sessions (without management) of the independent directors, coordinates the activities of the independent directors, and serves as a liaison between the Company’s Chief Executive Officer and the independent directors.

The Company currently separates the positions of Board Chairperson and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairperson is currently John F. Lundgren, and Mr. Brewer is the Company’s Chief Executive Officer. Separating these positions and having the Board Chairperson lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. Erik J Anderson also serves as the Vice Chairperson of the Board. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Lundgren, Mr. Anderson and Mr. Brewer. Accordingly, because Mr. Lundgren, who is an independent director, is serving as Board Chairperson, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairperson position is available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance.
Risk Oversight
The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct and (iv) the establishment of procedures for (a) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing matters and federal securities law matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.
 On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and evaluation of the likelihood and potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. The results of this assessment are shared with the Audit Committee.
The Board also considers information technology and cybersecurity an important risk, and the Audit Committee receives regular updates from the Company’s management typically at least twice per year on IT and cybersecurity strategy and risks specific to the Company. The Company prioritizes the protection of data in its care and is committed to the ongoing enhancement of its cybersecurity and privacy capabilities. For more information, see the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance — Cybersecurity Overview.
The Board has delegated responsibility for oversight of the Company’s compensation policies and programs to the Compensation and Management Succession Committee (the “Compensation Committee”). See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.
Board Committees
The Board currently has three standing committees:
•the Audit Committee;
•the Compensation Committee; and
•the Nominating and Corporate Governance Committee.
The Board has adopted written charters for each of the three standing committees that satisfy the applicable standards of the SEC and the NYSE, copies of which are available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the

Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Topgolf Callaway Brands Corp., Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.
The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Erik J Anderson	✓	—	—	—
Oliver G. Brewer III	—	—	—	—
Laura J. Flanagan(1)	✓	—	Member	—
Russell L. Fleischer	✓	Chair	Member	—
Bavan M. Holloway	✓	Member	—	—
John F. Lundgren	✓	Member	Member	Member
Scott M. Marimow	✓	—	—	Member
Adebayo O. Ogunlesi	✓	Member	—	Chair
Varsha R. Rao	✓	—	Member	—
Linda B. Segre	✓	—	Chair	Member
Anthony S. Thornley	✓	Member	—	Member
C. Matthew Turney	✓	—	—	—
(1)Following the Annual Meeting, Ms. Flanagan will no longer serve as a member of the Compensation Committee as she is not standing for re-election to the Board.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:
•is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;
•approves in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditors;
•obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;
•reviews and considers, at least annually, the independence of the outside auditors;
•annually reviews and discusses the performance and effectiveness of the internal audit function;
•reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;
•reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;
•reviews and discusses the Company’s policies with respect to risk assessment and risk management; and

•oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.
Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Fleischer as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Fleischer’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Fleischer any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.
In addition, the Audit Committee annually evaluates the performance of the Audit Committee and assesses the adequacy of its written charter. Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.
Compensation and Management Succession Committee. The Compensation Committee:
•oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;
•administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;
•reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation;
•evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s Chief Executive Officer;
•reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreements;
•is responsible for assisting the Board with Chief Executive Officer and other management succession issues and planning;
•reviews, as appropriate, compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers;
•reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board;
•oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;
•oversees the administration and enforcement of the Company’s compensation recovery policy;
•at least annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and
•oversees or participates in the Company’s engagement efforts with shareholders on the subject of executive compensation.

In addition, the Compensation Committee annually evaluates the performance of the Compensation Committee and assesses the adequacy of its written charter. Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:
•identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;
•develops and recommends to the Board standards to be used in assessing director independence;
•oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;
•oversees the annual evaluation and assessment of the Board and its committees;
•oversees environmental and social risks facing the Company;
•reviews the leadership structure of the Board and recommends changes to the Board as appropriate;
•makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;
•recommends candidates to the Board for appointment to its committees; and
•reviews related person transactions and adopts policies and procedures for the review, approval and ratification of related person transactions.
In addition, the Nominating and Corporate Governance Committee annually evaluates the performance of the Nominating and Corporate Governance Committee and assesses the adequacy of its written charter. Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “— Director Qualifications,” “— Identification of Potential Director Candidates,” “— Nomination Process” and “—  Annual Board and Committee Assessment and Evaluation,” above.
Meetings and Director Attendance
During 2024, the Board met seven times, and the independent directors met in executive session at five of those meetings and determined that there was no need to meet in executive session at the other two meetings; the Audit Committee met eight times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met five times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting or discuss Company business without calling a formal meeting.
During 2024, all of the Company’s directors attended at least 75% of the aggregate number of meetings of the Board and of its committees held during the time that such director served on the Board or such committee. All of the directors standing for re-election are expected to attend the annual meetings of shareholders. All of the Company’s directors other than Mr. Marimow attended the 2024 annual meeting of shareholders.
Communications with the Board
Shareholders and other interested parties may contact the Board Chairperson or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Topgolf Callaway Brands Corp., 2180 Rutherford Road, Carlsbad, California 92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairperson.
Code of Conduct
The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to the Company’s directors and senior financial and executive officers on its website at www.topgolfcallawaybrands.com.
The Code of Conduct is available on the Company’s website at www.topgolfcallawaybrands.com under Investors — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Topgolf Callaway Brands Corp., Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.
Sustainability Program
In 2019, the Company, at the direction of its Chief Executive Officer with oversight from the Board of Directors, formally launched the Global Sustainability Program. The goal of this program is to bring increased awareness and structure to the Company’s existing social and environmental sustainability initiatives, while also enhancing the sustainability efforts across its global businesses. In connection with launching the Global Sustainability Program, the Company established an Executive Sustainability Committee comprised of its Chief Executive Officer, Chief Financial Officer, and all other executive officers. A Sustainability Core Team meets and then reports progress of the Global Sustainability Program quarterly to the Executive Sustainability Committee. Members of the Sustainability Core Team, known as Sustainability Champions, are employees who have been selected from throughout the organization to drive large-scale global projects that build upon the Company’s existing environmental and social sustainability efforts. Sustainability Champions also promote smaller-scale employee-driven initiatives at the local levels. These projects and initiatives are benchmarked against the sustainability frameworks published by the Global Reporting Initiative ("GRI") and the Sustainability Accounting Standards Board ("SASB") with respect to sustainability issues that are likely to affect the financial conditions or operating performances of companies in the consumer goods, apparel and entertainment sectors.

The Company’s entire Board of Directors oversees the Global Sustainability Program and receives a comprehensive report regarding the program’s initiatives and progress on an annual basis. Additionally, a quarterly update is provided to the Board’s Nominating and Corporate Governance Committee on the Company’s latest third-party performance scores on ESG topics to maintain a consistent pulse on the Company’s ESG performance.

The Global Sustainability Program has played an integral role in assessing the Company’s material ESG concerns and developing the Company’s sustainability strategy and goals. This strategy includes a sustainability strategy framework that categorizes the Company’s sustainability efforts into four pillars: People, Planet, Product, and Procurement. The Global Sustainability Program has also introduced a variety of new initiatives across the Company, including: establishing a quarterly internal sustainability newsletter; enhancing sustainability content on the Company’s website; and engaging employees globally to devise new sustainability action plans for the Company’s various brands and workspaces. In 2024, the Company published its Sustainability Report for the years ended December 31, 2022 and 2023, which is available on its website at www.topgolfcallawaybrands.com under Sustainability, as well as an ESG data table reporting on certain ESG metrics for the year ended December 31, 2023. The Company’s sustainability report references and aligns with external reporting frameworks. The Company is committed to publishing a bi-annual sustainability report to continue promoting transparency regarding its future sustainability efforts. In addition, the Company intends to publish an updated ESG data table on its website each year.
Environmental Responsibility
The Company is committed to conducting its business in a sustainable manner and maintains policies and procedures that establish the foundation of its environmental responsibility program. The Company is committed to empowering employees and suppliers at all levels to promote safe and environmentally responsible practices. In this regard, the Company prioritizes two topics, product design and innovation and climate change, and focuses on initiatives such as a reduction of hazardous waste, sustainable packaging improvements, implementation of energy efficiency projects in collaboration with local utilities/landlords, increasing the use of renewable energy and ESG data collection processes to increase transparency and tracking of key environmental metrics. A few recent highlights in the Product and Planet pillars include:
Product:
•The Company prioritizes extending the lifespan of its products through recycling, reselling, and the donation process. Callaway Golf’s “Trade In! Trade Up!” program facilitated the repair of more than

30,000 products from 2022 to 2023, while Jack Wolfskin completed over 17,000 repairs during the same period;
•The Company remains committed to responsible chemical management in its finished products through stringent policies and rigorous processes;
•The Company continues to embed sustainability into its products and packaging by incorporating recycled materials and reducing overall packaging use; and
•TravisMathew scored in the top 10th percentile of brands licensed to sell collegiate products by a third-party sustainable manufacturing assessment questionnaire.
Planet:
•The Company received a “2024 High Performer” award from the U.S. Environmental Protection Agency SmartWay program, emphasizing its commitment to minimizing carbon footprints in transportation;
•In the United Kingdom, Callaway Golf increased the share of hybrid and electric vehicles to 67% of its fleet in 2024;
•Topgolf diverted approximately 500,000 golf balls from landfills, redirecting them to a recycling facility;
•The golf ball manufacturing facility in Chicopee, Massachusetts, installed an additional water filtration system, expected to reduce water usage by approximately 42,000 gallons per year; and
•Jack Wolfskin has committed to setting science-based targets aligned with limiting global warming to below 1.5°C.
Social Responsibility
The Company seeks to focus on social issues important to its employees, shareholders and customers, which include raising awareness with employees and within the Company’s supply chain about how the Company and its employees can make the right decisions on issues like product safety and work environments affecting those who help the Company make its products. In alignment with this commitment, the Company prioritizes initiatives aimed at improving inclusion, as well as employee attraction and retention. In addition, the Company focuses on initiatives such as implementing health and safety policies and procedures, maintaining product safety and quality and upholding responsible procurement practices. A few recent highlights in the social pillars of People and Procurement include:
People:
•The Board completed a pay equity analysis for its international businesses in 2024 as part of a program to review pay equity in each of three areas of the Company every three years;
•The Company continues to invest in its employees by providing leadership training opportunities, including an Operations Management Academy, Emerging Leaders Program and Six Critical Practices program;
•The Company continues to give back to its communities through the Callaway Golf Company Foundation, Callaway Community Giving Program, Topgolf Driving for Good Platform, as well as a number of local community engagement initiatives led by its subsidiaries; and
•The Company continues to prioritize employee well-being by expanding wellness programs, on-site services, and wellness-focused events to promote awareness and healthy behaviors among its global employees.
Procurement:
•The Company ensured compliance with its restricted substance list through vigorous testing of products throughout the supply chain; and
•Callaway Golf, OGIO, TravisMathew and Jack Wolfskin continue to audit suppliers in scope with respect to social compliance and environmental criteria using recognized audit protocols and reinforces the standards through training and consulting with suppliers.

The Company remains committed to transparency and accountability through robust reporting, providing clear and accurate information about its environmental and social performance. For more information regarding the Company’s efforts, see the Sustainability Report for the years ended December 31, 2022 and 2023 and ESG data table for the year ended December 31, 2023 on its website at www.topgolfcallawaybrands.com under Sustainability.
Stock Ownership Guidelines
In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-employee directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer
The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of the director or executive officer’s family, count toward this ownership requirement. Additionally, for those directors who are employed by or otherwise affiliated with a shareholder of the Company, shares owned by such affiliated entity count towards this ownership requirement in the discretion of the Compensation Committee. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-employee director or executive officer is in compliance with these guidelines, the director or executive officer is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-employee director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2024, all directors and executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.
Insider Trading Policy
The Company maintains an insider trading policy applicable to all of our directors, officers and employees, their family members and controlled entities, and specially designated outsiders who have access to the Company’s material non-public information. This policy includes restrictions on the timing of transactions involving shares of the Company’s common stock and requires pre-approval of transactions in the shares of the Company’s common stock for directors, executive officers and certain other employees. Additionally, transactions in the Company’s common stock are generally subject to Company trading windows and blackout windows. It is also the Company’s policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in its own securities.
Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy
The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.
Compensation Committee Interlocks and Insider Participation
In 2024, the Company’s executive officer compensation matters were handled by the Compensation Committee. The Company’s Compensation Committee is currently comprised of the following directors: Mses. Flanagan, Rao and Segre (Chair) and Messrs. Fleischer and Lundgren. During the times of their committee service during 2024, all of such members were determined to be independent and there were no compensation committee interlocks.
Shareholder Engagement
The Company believes regular, proactive communications with its shareholders to be in its long-term best interests. These investor communications and outreach have included, among other things, investor day meetings, quarterly conference calls, investor conferences and analyst meetings and calls throughout the year at the request of investors. These meetings provide a forum to engage with shareholders on topics including, among other things, strategy, financial performance, compensation, environmental, social and corporate governance matters and risk management.

Director Compensation
Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits, as described below. The Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board.
Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.
In determining the reasonableness of the Company’s director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, its independent compensation consultant. The primary source of the market data is the same group of companies that are used for executive compensation determination purposes (the “Compensation Comparison Group”). We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program. In 2024, the Compensation Committee elected not to change director compensation levels from 2023.
Cash Compensation. Non-employee directors were paid an annual base cash compensation of $100,000 and the Board Chairman was paid an additional annual $50,000 cash retainer. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance Committee is paid $10,000.
Members of our Board may elect to receive their cash retainers in the form of fully vested shares of our Common Stock, which shares are issued on the 15th day of the last calendar month of each calendar quarter. The number of shares issued is equal to (1) the cash retainers to be paid in the form of shares, divided by (2) the closing price per share on the 15th day of the last calendar month of each calendar quarter (or if such day is not a trading day, on the immediately preceding trading day). These shares are issued under the Company’s 2022 Incentive Plan.
Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under the Company’s 2022 Incentive Plan) with an aggregate grant date fair value of approximately $125,000 (which may be prorated as determined by the Board) as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee and are based on the average closing price of the Common Stock for the 20-trading days immediately preceding the grant date. The awards generally vest on the first anniversary of the grant date. The value and the number of equity awards granted to the directors in 2024 are reported in the table below.
Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2024 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2024
The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erik J Anderson	$100,000	$124,436	$—	$—	$—	$—	$224,436
Laura J. Flanagan (3)	$100,000	$124,436	$—	$—	$—	$—	$224,436
Russell L. Fleischer (4)	$115,000	$124,436	$—	$—	$—	$—	$239,436
Bavan M. Holloway	$100,000	$124,436	$—	$—	$—	$—	$224,436
John F. Lundgren	$150,000	$124,436	$—	$—	$—	$—	$274,436
Scott M. Marimow	$100,000	$124,436	$—	$—	$—	$—	$224,436
Adebayo O. Ogunlesi (5)	$110,000	$124,436	$—	$—	$—	$—	$234,436
Varsha R. Rao (6)	$100,000	$124,436	$—	$—	$—	$—	$224,436
Linda B. Segre	$112,500	$124,436	$—	$—	$—	$—	$236,936
Anthony S. Thornley	$100,000	$124,436	$—	$—	$—	$—	$224,436
C. Matthew Turney	$100,000	$124,436	$—	$—	$—	$—	$224,436

(1)In addition to the annual $100,000 cash retainer: Mr. Lundgren was paid $50,000 for service as Board Chairperson; Mr. Fleischer was paid $15,000 for service as Audit Committee Chair; Ms. Segre was paid $12,500 for service as Compensation Committee Chair; and Mr. Ogunlesi was paid $10,000 for service as Nominating and Corporate Governance Committee Chair.
(2)Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for 2024 utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Stock Plans and Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (the “2024 Form 10-K”), for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2024, each non-employee director who was re-elected or elected to the Board on the date of our 2024 annual meeting was granted 8,096 RSUs, which, subject to continued service, vest on the one-year anniversary of the grant date. The number of RSUs granted was based on the average closing price of the Common Stock for the 20-trading days immediately preceding the grant date. As of December 31, 2024, the non-employee directors listed in the table above held the following RSUs (including accrued share dividend equivalents): Mr. Anderson, 8,096 RSUs; Ms. Flanagan, 8,096 RSUs; Mr. Fleischer, 8,096 RSUs; Ms. Holloway, 8,096 RSUs; Mr. Lundgren, 8,096 RSUs; Mr. Marimow, 8,096 RSUs; Mr. Ogunlesi, 8,096 RSUs; Ms. Rao, 8,096 RSUs; Ms. Segre, 8,096 RSUs; Mr. Thornley, 8,096 RSUs; and Mr. Turney, 8,096 RSUs. As of December 31, 2024, Mr. Anderson also held 151,185 options to purchase shares of our Common Stock, which options the Company assumed in connection with our merger with Topgolf in March 2021.
(3)Ms. Flanagan will not stand for reelection at the Annual Meeting and will cease serving on the Board on such date.
(4)Mr. Fleischer chose to receive $115,000 of fees earned in 2024 in the form of fully vested shares of our Common Stock and received an aggregate of 10,430 shares. The amount of the cash retainers that Mr. Fleischer elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(5)Mr. Ogunlesi chose to receive $110,000 of fees earned in 2024 in the form of fully vested shares of our Common Stock and received an aggregate of 9,977 shares. The amount of the cash retainers that Mr. Ogunlesi elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(6)Ms. Rao chose to receive $100,000 of fees earned in 2024 in the form of fully vested shares of our Common Stock and received an aggregate of 9,070 shares. The amount of the cash retainers that Ms. Rao elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. The current size of the Company’s Board is 12 members; however, effective as of the Annual Meeting, the size of the Board will be reduced to 11 members.
Pursuant to a Stockholders Agreement, dated as of October 27, 2020 (the “Stockholders Agreement”) entered into in connection with the Company’s merger with Topgolf, each of PEP TG Investments LP (“Providence”), DDFS Partnership LP and Dundon 2009 Gift Trust (together, “Dundon”) and TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “WestRiver”), have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. Only Providence and Dundon maintain the requisite shares to designate a director. As such, Scott M. Marimow and C. Matthew Turney were appointed to the Board by Providence and Dundon, respectively, pursuant to the terms of the Stockholders Agreement.
Laura J. Flanagan is not standing for re-election to the Board at the Annual Meeting. In connection with Ms. Flanagan not standing for re-election, the Board has determined that it is in the best interests of the Company and its shareholders to decrease the number of directors constituting the whole Board from 12 to 11, effective as of the date of the Annual Meeting. Accordingly, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the 11 individuals identified in the table below to stand for election at the Annual Meeting to serve until the 2026 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees currently serves as a director of the Company.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
John F. Lundgren	Chairperson of the Board
Erik J Anderson	Vice Chairperson of the Board
Russell L. Fleischer	Director
Bavan M. Holloway	Director
Scott M. Marimow	Director
Adebayo O. Ogunlesi	Director
Varsha R. Rao	Director
Linda B. Segre	Director
Anthony S. Thornley	Director
C. Matthew Turney	Director
Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 61 Director Since: 2012 Board Committees: None
Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He had also, since 2012, served as a Director of Topgolf until the completion of the Company’s merger with Topgolf on March 8, 2021. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.
Specific Qualifications, Attributes, Skills & Experience
Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, selling to retailers, mergers and acquisitions, entertainment and hospitality, cybersecurity, compliance and environmental, social and governance matters.

John F. Lundgren	Chairperson of the Board
Age: 73 Director Since: 2009 Board Committees: Audit, Compensation and Nominating and Corporate Governance
Mr. Lundgren is the Chairman of the Board of Directors at the Company. Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is the Chairman of the board of directors of VISA Inc., was a member of the board of directors of Staples Inc. prior to its sale to a private equity fund in September of 2017, and was a former director of the National Association of Manufacturers (NAM). Mr. Lundgren is also the Lead Independent Director of Pella Inc., a director of The Chamberlain Group and is on the Advisory Board of American Securities. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.
Specific Qualifications, Attributes, Skills & Experience
Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business matters, strategic planning, consumer sales and marketing, retail sell-through, mergers and acquisitions, cybersecurity, compliance and environmental, social and governance matters.

Erik J Anderson	Vice Chairperson of the Board
Age: 66 Director Since: 2021 Board Committees: None
Mr. Anderson is the Vice Chairman of the Board of Directors at the Company. From 2008 until the completion of the Company’s merger with Topgolf in March 2021, Mr. Anderson served as a director of Topgolf, including as chairman from October 2015 to January 2018. Mr. Anderson also served as Chief Executive Officer of Topgolf from October 2015 until January 2018, and as Topgolf’s Executive Chairman from January 2018 until the completion of the Company’s merger with Topgolf. While at Topgolf, he received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017 he was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018 he was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Founder and CEO of WestRiver Group, which provides integrated capital solutions for the global innovation economy. He also serves as CEO of Singularity University, a global community using exponential technologies to tackle the world’s biggest challenges. From 1998 to 2002, Mr. Anderson was the Chief Executive Officer of Matthew G. Norton Co., a private investment company. In addition, he was a partner at the private equity firm of Frazier & Company, LP, and a Vice President at Goldman, Sachs & Co. Mr. Anderson is currently a member of the boards of directors of Hyzon Motors Inc., and Solid Power, Inc., and he served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II until January 2022 and Decarbonization Plus Acquisition Corporation IV until February 2023. Mr. Anderson served on the board of directors of Avista Corporation, a publicly traded electric and natural gas provider, from May 2011 to May 2019. Mr. Anderson has also served, and continues to serve, on the board of directors of various private companies, including several companies in the sports industry. Mr. Anderson received an M.S. and B.S. in Industrial Engineering from Stanford University in 1982 and a B.A. in Economics and Management Engineering from Claremont McKenna College in 1979.
Specific Qualifications, Attributes, Skills & Experience
Mr. Anderson is highly qualified to serve on the Board, among other reasons, due to his prior service as Executive Chairman and Chief Executive Officer of Topgolf, his extensive experience as a board member of numerous private companies, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business matters, investor relations, strategic planning, mergers and acquisitions, entertainment and hospitality, cybersecurity, compliance and environmental, social and governance matters.

Russell L. Fleischer	Director
Age: 57 Director Since: 2018 Board Committees: Audit (Chair), Compensation
Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.
Specific Qualifications, Attributes, Skills & Experience
Mr. Fleischer is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, strategic planning, mergers and acquisitions, cybersecurity, compliance and environmental, social and governance matters.

Bavan M. Holloway	Director
Age: 60 Director Since: 2021 Board Committees: Audit
Ms. Holloway has served as a Director of the Company since December 2021 and has over 30 years of broad finance and audit experience in complex and highly regulated business environments. She previously served as Vice President of Corporate Audit for The Boeing Company, among other senior finance roles, until her retirement in April 2020. Prior to joining Boeing in May 2002, Ms. Holloway spent 16 years at KPMG LLP primarily serving financial clients in Chicago and New York. She currently serves on the board of directors of TPI Composites Inc. and previously served on the board of directors of T-Mobile US, Inc. from June 2021 through June 2023. Ms. Holloway holds a bachelor’s degree in business administration from the University of Tulsa and a master’s degree in financial markets and trading from the Illinois Institute of Technology. In October 2021, Ms. Holloway also received her CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.
Specific Qualifications, Attributes, Skills & Experience
Ms. Holloway is highly qualified to serve on the Board, among other reasons, due to her extensive experience in the areas of finance, accounting and corporate audit as well as her experience serving as a board member at other public companies. She also has functional expertise in finance, accounting, technology, manufacturing, international business matters, cybersecurity and compliance.

Scott M. Marimow	Director
Age: 45 Director Since: 2021 Board Committees: Nominating and Corporate Governance
From 2016 until the completion of the merger with Topgolf in March 2021, Mr. Marimow served as a director of Topgolf, where he was Chairman of the Real Estate Committee and a member of the Compensation Committee. Mr. Marimow is a Managing Director at Providence Equity Partners, a Providence, Rhode Island-based private equity firm, where he has led investments in the sports, entertainment and media sectors. Current and past portfolio companies include the Company, AutoTrader, EZLinks Golf, Hulu, Learfield Sports, Major League Soccer, Newport Television, RentPath, TAIT Towers and ZeniMax Media. Prior to joining Providence Equity Partners in 2004, Mr. Marimow was an analyst in the media investment banking group of Deutsche Bank. Mr. Marimow received a B.Sc. in Business Administration from the Wharton School of the University of Pennsylvania in 2002.
Specific Qualifications, Attributes, Skills & Experience
Mr. Marimow was designated for nomination to the Board under the terms of the Stockholders Agreement among the Company, Providence, Dundon and WestRiver (see “Transactions with Related Persons - Stockholders Agreement”). Mr. Marimow is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Topgolf Board, his extensive experience as a board member of numerous private companies, and his knowledge of and executive and operational experience with sports, entertainment and media portfolio companies of Providence Equity Partners. He also has functional expertise in finance, accounting, investment banking, consumer sales/marketing, mergers and acquisitions, entertainment and hospitality, strategic planning and compliance.

Adebayo O. Ogunlesi	Director
Age: 71 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)
Mr. Ogunlesi has served as Senior Managing Director and a member of the Global Executive Committee of BlackRock, Inc., an investment management firm providing investment management and technology services to retail and institutional clients, since October 2024. Prior to the acquisition of Global Infrastructure Management, LLC (“GIP”) by BlackRock, Mr. Ogunlesi was Chairman and Managing Partner of GIP, a private equity firm which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors, from 2006 to October 2024. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.
Specific Qualifications, Attributes, Skills & Experience
Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, law, investment banking, human resources/compensation, international business matters, strategic planning, mergers and acquisitions, cybersecurity, compliance and environmental, social and governance matters.

Varsha R. Rao	Director
Age: 55 Director Since: 2022 Board Committees: Compensation
Ms. Rao is a startup investor and has served as the Chief Executive Officer of Zeal AI since November 2024. Ms. Rao previously served as the Chief Executive Officer of Nurx, a leading direct-to-consumer telehealth platform, from April 2019 to August 2022. Prior to her role at Nurx, Ms. Rao served as the Chief Operating Officer of Clover Health, a healthcare technology company, from September 2017 to January 2019. From November 2013 to December 2016, Ms. Rao served as the Head of Global Operations at Airbnb, Inc., a global travel marketplace. Ms. Rao previously served on the board of directors at Viasat, Inc., a global satellite telecommunications company, from 2017 to 2023, and on the board of directors at Social Capital Hedosophia Holdings Corp. VI from 2021 to 2022. Ms. Rao earned a B.A. degree in Mathematics and a B.S. degree in Economics from the University of Pennsylvania, and an M.B.A. degree from the Harvard Business School.
Specific Qualifications, Attributes, Skills & Experience
Ms. Rao is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her experience as a Chief Executive Officer, her other public company board experience and her extensive knowledge of corporate operations and the e-commerce industry. Ms. Rao also has functional experience in finance, accounting, investment banking, human resources/compensation, technology, manufacturing, international business matters, strategic planning, consumer sales and marketing, retail, mergers and acquisitions, cybersecurity, compliance and environmental, social and governance matters.

Linda B. Segre	Director
Age: 64 Director Since: 2015 Board Committees: Compensation (Chair), Nominating and Corporate Governance
Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre has also served as a director and chairperson of the compensation committee of the board of directors of Mission Produce, Inc., a publicly traded company, since July 2020, and also serves as a director on the board of directors of Pecan Grove Farms, LLC and DAFgiving360 (formerly named Schwab Charitable). Ms. Segre earned a B.A. degree with Academic Distinction in Economics and an MBA from Stanford University.
Specific Qualifications, Attributes, Skills & Experience
Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her prior service on the Company’s Board, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, human resources, executive compensation, manufacturing, international business matters, strategic planning, consumer sales/marketing, sell-through retail, mergers and acquisitions, entertainment and hospitality, compliance and environmental, social and governance matters.

Anthony S. Thornley	Director
Age: 78 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance
Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc. from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.
Specific Qualifications, Attributes, Skills & Experience
Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, mergers and acquisitions, cybersecurity, compliance and environmental, social and governance matters.

C. Matthew Turney	Director Nominee
Age: 31 Director Since: 2023 Board Committees: None
Mr. Turney is the Chief Financial Officer of Dundon Capital Partners, a Dallas-based private investment firm founded by Thomas Dundon. Mr. Turney has served as Chief Financial Officer of Dundon Capital Partners since May 2021 and is responsible for transaction execution, operations, financial reporting and monitoring portfolio companies. Since June 2021, Mr. Turney has also served as the Chief Strategy Officer of the Carolina Hurricanes, a team in the National Hockey League. Prior to joining Dundon Capital Partners, from June 2016 through February 2021, Mr. Turney worked as an investment banker for Citi, where he focused on mergers and acquisitions in the aerospace and defense and automotive sectors. Mr. Turney holds a B.B.A. in finance with a specialization in alternative asset management from Southern Methodist University. In addition to his roles with Dundon Capital Partners and the Carolina Hurricanes, Mr. Turney sits on the advisory board of the SMU Alternative Asset Management Center.
Specific Qualifications, Attributes, Skills & Experience
Mr. Turney was designated for nomination to the Board under the terms of the Stockholders Agreement among the Company, Providence, Dundon and WestRiver (see “Transactions with Related Persons - Stockholders Agreement”). Mr. Turney was renominated to serve on the Board due to his experience with the Company as a Board member, as well as his executive experience and functional experience in finance, investment banking, compliance and mergers and acquisitions.

Vote Required. Assuming a quorum is present, the affirmative vote of holders of a majority of the votes cast is required for the election of each of the 11 nominees to be elected as directors. You may vote “for” or “against” with respect to the election of any or all of the nominees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT
Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements, financial reporting process and internal controls over financial reporting and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.
Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.
Internal Audit
The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.
2024 Audit Committee Activities
Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2024. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2024 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte and the Audit Committee. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
During the course of 2024, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee confirming the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2024 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2024 Form 10-K for filing with the SEC.
MEMBERS OF THE AUDIT COMMITTEE
Russell L. Fleischer (Chair) | Bavan M. Holloway
John F. Lundgren | Adebayo O. Ogunlesi
Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Registered Public Accounting Firm
The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2024 and December 31, 2023:

	2024	2023	Description
Audit Fees	$7,991,849	$6,272,106
Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. Audit fees for 2024 include $1.8 million for audit and assurance services rendered in connection with the planned separation from Topgolf, in addition to services in connection with a shelf registration filing. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown.

Audit-Related Fees	$—	$186,318	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees.”
Tax Fees	$593,582	$377,983
Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies.

All Other Fees	$—	$—	Includes fees for all services except those described above.
All of the services relating to the fees listed above were approved by the Audit Committee. None of such services were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.
Policy for Preapproval of Auditor Fees and Services
The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.
The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.
Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2024. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2024 and 2023 are set forth above under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm.” Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.
The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2025 and to audit the Company’s internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

EXECUTIVE OFFICER COMPENSATION
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT
The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
Linda B. Segre (Chair) | Laura J. Flanagan
Russell L. Fleischer | John F. Lundgren
Varsha R. Rao
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2024. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2024 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2024 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer and Chief Legal Officer
Arthur F. Starrs	Chief Executive Officer, Topgolf International, Inc.
Mark F. Leposky	Executive Vice President and Chief Supply Chain Officer
Glenn F. Hickey	Executive Vice President and President, Callaway Golf
Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2024. See “2024 Compensation Tables,” below.

2024 Results and Highlights

In 2024, the Company faced short-term headwinds, including unfavorable foreign exchange rates and a softening consumer environment, which challenged the Company’s financial performance. Nonetheless, the Company showed continued strength in its Golf Equipment business, continued strong operating performance at TravisMathew and completed a successful reorganization at Jack Wolfskin. In addition, Topgolf had a strong finish to the year, with same venue sales and venue margins exceeding fourth quarter expectations. Specific highlights include:
•Golf Equipment maintained strong U.S. market share in 2024 including #1 model in total clubs and record market share in golf balls;
•Topgolf delivered $337.2 million in Adjusted EBITDA;1 and
•The Company delivered $203.1 million in Adjusted Free Cash Flow.1
Additionally, on September 4, 2024, the Company announced that the Board intends to pursue the separation of its business into two independent companies: Callaway, a leader in golf equipment with a highly complementary Active Lifestyle business; and Topgolf, a pure-play venue-based golf entertainment business, which we believe has potential for high growth.

(1)This Compensation Discussion and Analysis includes certain non-GAAP information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including: (i) “Adjusted EBITDA” which is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items; and (ii) “Adjusted Free Cash Flow”, which is cash flow from operations, less capital expenditures net of proceeds from venue financing arrangements and government grants. For purposes of Adjusted EBITDA, the non-recurring and non-cash items include (i) certain non-cash amortization of acquired intangible assets related to the Company’s merger with Topgolf, acquisitions of Jack Wolfskin, TravisMathew and OGIO, and reacquisition of distribution rights in the Korea apparel market, (ii) acquisition and other non-recurring items, including charges related to a non-cash and intangible assets impairment recognized during the fourth quarter of 2024, restructuring and reorganization in the Active Lifestyle, Topgolf and Golf Equipment segments, costs incurred related to the planned separation of Topgolf, currency translation adjustments for the dissolution of a foreign subsidiary, the 2024 debt repricing, a 2023 cybersecurity incident and impairment and abandonment of the Shankstars media game. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Summary of Key 2024 Executive Compensation Actions

Set forth below is a summary of compensation-related decisions the Company made during 2024 and early 2025:

•Market-Based Base Salary Increases - The Compensation Commitee, as part of its annual executive base salary review process, approved 2024 base salary increases ranging from 3-4% for the NEOs other than for our CEO (whose base salary remained unchanged from 2023). Increases were based on individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent. In early 2025, as a part of the annual base salary review process, the Compensation Committee decided not to increase base salaries for NEOs in 2025.
•No Annual Incentive Award Payouts to NEOs Whose Bonuses Were Based on Company-wide Adjusted EBITDA or Contribution to Profit - Callaway Equipment and Soft Goods; Below Target Payout to one NEO Whose Bonus Was Based on Business Unit Results - The Company’s financial results for 2024 resulted in below threshold consolidated Adjusted EBITDA performance relative to the goals established under the 2024 annual incentive program, resulting in no payout with respect to any portion of the annual bonuses tied to this metric. The Company’s financial results in 2024 also resulted in below threshold Contribution to Profit (“CTP”) for the Callaway Equipment and Soft Goods business, which also resulted in no payout with respect to the annual bonus tied to the metric. Topgolf, the business unit led by Mr. Starrs, achieved performance between threshold and target levels relative to the approved financial goals, resulting in a below target payout to him tied to such goals, as described in the “Annual Incentive” section below.
•Majority of Long-Term Incentive Awards Tied To Performance - In 2024, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as long-term incentive awards. The Company continued its practice of granting the majority of long-term incentive awards subject to performance criteria. In 2024, 55% of the annual long-term incentive awards granted to the NEOs were PRSUs, with the exception of Mr. Brewer. Mr. Brewer’s 2024 long-term incentive award consisted of 75% PRSUs.
•PRSUs Based Solely on relative Total Shareholder Return (“rTSR”) - The PRSUs granted in 2024 are eligible to vest solely based on the Company’s rTSR performance relative to the companies listed in the S&P Composite 1500 Consumer Discretionary sector, excluding Automobiles and Components (the “LTIP Reference Group”).
•Below Threshold Performance for 2022 - 2024 Annual Award PRSUs Resulting in No Payout - The PRSUs granted under the 2022-2024 LTIP were eligible to vest based on our three-year cumulative rTSR performance result relative to the total shareholder return (“TSR”) of the companies in the LTIP Reference Group. Our rTSR for the three-year performance period fell below threshold, resulting in no payout with respect to the rTSR-related PRSU awards.
Pay for Performance Philosophy Evident in 2024 Pay Mix
The overarching goal of our compensation philosophy and incentive plan design is to motivate management and to align their interests with those of our shareholders. Accordingly, each of the Company’s NEOs receives the majority of pay from performance-based compensation tied to quantitative, objective metrics, or tied to the value of our stock price. In 2024, (i) approximately 71% of the Chief Executive Officer’s targeted total direct compensation, and approximately 52% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 70% of the Chief Executive Officer’s targeted total direct compensation, and approximately 55% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term equity compensation (PRSUs and RSUs).

The following graphs provide a snapshot of the elements of pay for the Company’s NEOs:
Note: The percentages in the charts above reflect the base salary, target annual incentive and targeted value of all long-term equity incentive awards for the NEOs for 2024, but do not include other forms of compensation, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table below.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement
At the Company’s annual meeting of shareholders in May 2024, approximately 98% of the votes cast were in favor of the say-on-pay proposal. With the overwhelming support received from shareholders, we elected to maintain the structure of our compensation program.
Compensation Best Practices
We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay for performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	✗	No excise tax gross ups

✓	Grant over 50% of long term incentive awards with vesting contingent on achieving clearly defined and objective performance measures that are focused on drivers of shareholder value creation	✗	No single trigger change-in-control severance payments

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	✗	No single trigger accelerated vesting of equity awards that are assumed in a change-in-control

✓	Include clawback provisions in U.S. executive employment agreements and maintain an SEC- and NYSE-compliant clawback policy for recovery of erroneously awarded incentive compensation	✗	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	✗	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	✗	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in designing the Company’s executive compensation programs	✗	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs	✗	No hedging, short sales or pledging of Company stock by executive officers permitted

Guiding Principles for Executive Compensation
Given the competitive nature of our business, the Board must recruit and appoint highly-qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s complex global operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value. In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:
Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to compete. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Compensation Committee’s Role —The Role of Peer Companies and Competitive Market Data,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, this information is used as a general guide in setting and assessing executive compensation levels and practices.
A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company or business unit and individual performance. The annual incentive compensation element is tied directly to short-term corporate or business unit performance, but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.
Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increase. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.
Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.
A significant portion of executive compensation should be equity-based. To further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock and hold a portion of the shares of Common Stock received from the long-term incentive awards if they are not in compliance with the guidelines.
The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and EVP, Chief People Officer. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See below “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role.”
The Compensation Committee’s Role
The Board has delegated to the Compensation Committee general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.
The Compensation Committee, comprised entirely of independent directors, is responsible for, among other things, approving and overseeing the Company’s executive compensation programs. This includes the design and implementation of those programs to ensure they are reasonable and not excessive, reward corporate and individual performance, provide appropriate incentives for the executive officers, and do not encourage excessive risk taking. It also includes setting base salaries, developing appropriate short-term and long-term incentives, and approving stock-based award plans and grants, employment agreements (including severance and change-in-control provisions), and other compensation and benefit plans, arrangements and agreements applicable to executive officers.
The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsel as it deems appropriate.
The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to the year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon his agreed-upon annual objectives and accomplishments and his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.
The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.
Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.
The Chief Executive Officer’s Role
At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.
The Independent Compensation Consultant’s Role
The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.
In 2024, the Compensation Committee engaged Mercer, LLC (“Mercer”) as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.
The Company generally does not use Mercer or Mercer’s affiliates for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the Compensation Committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Compensation Committee assessed Mercer’s independence in light of these standards and determined that there were no conflicts of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.
The Role of Peer Companies and Competitive Market Data
In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. The Company, however, does not target or position compensation at a specific percentile relative to the market data.

Depending upon the particular issue or circumstance, the Compensation Committee will use (i) broad industry survey data (without disclosure of the individual corporations) from Radford McLagen and Mercer for companies of similar revenue size as the Company and/or (ii) a predetermined group of corporations in the “Compensation Comparison Group”, as described below.

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics to those of the Company. In addition, the Company often competes for executive talent with corporations outside the golf industry, as the complexity of the Company’s operations, brand and product portfolio continues to expand. Therefore, the Compensation Committee compares executive compensation levels to companies in industries with similar characteristics. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

In 2024, the companies included in the Compensation Comparison Group remained the same as 2023. The Compensation Comparison Group used to inform 2024 pay decisions is listed below.

Acushnet Holdings Corp.	Darden Restaurants, Inc.	Lululemon Athletica Inc.	Vail Resorts, Inc.
Bloomin’ Brands, Inc.	Dave & Buster’s Entertainment, Inc.	Peloton Interactive, Inc.	Vista Outdoor, Inc.
Brinker International, Inc.	Deckers Outdoor Corporation	Polaris, Inc.	Yum! Brands, Inc.
Brunswick Corporation	Electronic Arts, Inc.	Texas Roadhouse, Inc.
Columbia Sportswear Company	G-III Apparel Group, Ltd.	Under Armour, Inc.
The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by the Compensation Committee’s independent compensation consultant.

Components of the Executive Compensation Program
The executive compensation program has three elements of total direct compensation: base salary, annual incentives and long-term equity incentives, which are summarized in the table below. The Company also provides NEOs with certain perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. While the table below reflects the three pillars of our executive compensation program, the Board or our Compensation Committee may choose to utilize different compensation components as needed.

Element	Purpose & Characteristics	Tie to Compensation Philosophy
Base Salary
•Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.
•Compensates for day-to-day job responsibilities.
•Reviewed annually and adjusted when appropriate based on individual performance, expanded duties and changes in the competitive marketplace.

•Competitive base salaries help attract and retain executive talent.
•Increases are not automatic or guaranteed, to promote a performance culture.
•The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive
•Variable compensation based on performance against annually established targets and individual performance; payable in cash.
•Intended to provide an incentive to drive a high level of business unit, corporate and individual performance without excessive risk taking.
•Target award values, metrics, and goals are evaluated each year for alignment with business strategy as well as Company and industry dynamics.
Annual Long-Term Equity Incentives
•Variable compensation; annual awards granted in the form of PRSUs, which constitute the majority of the awards, and RSUs.
•Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.
•PRSU awards for NEOs based on performance metrics (e.g., exclusively on rTSR objectives for awards granted in 2024).
•A multiple of the target number of PRSUs (0% to 200%) vests after three years based on achievement of performance goals over a three-year performance period.
•RSUs vest ratably over three-years.

•Target award value, performance metrics, and goals reviewed annually.
•RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.
•PRSUs reward executives for creating long-term shareholder value.
•Awards are consistent with the Compensation Committee’s guiding principles in that a majority are performance-based and all are equity-based.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.
Consistent with the Company’s compensation philosophy, the executive compensation program incorporates a balance between guaranteed and at-risk compensation, cash and stock-based compensation, and short-term and long-term compensation.

Base Salary
In setting the base salaries for the Company’s NEOs, the Compensation Committee reviews the complexity of the job requirements and performance expectations and the market data described above and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2024 and 2023, and the percentage of increase between the two years, are set forth in the table below. The increases were merit based and were made after a review of individual performance and relevant competitive market data.

Name	2024	2023	% Change
Oliver G. (Chip) Brewer III	$1,100,000	$1,100,000	0.0%
Brian P. Lynch	$650,000	$625,000	4.0%
Arthur F. Starrs	$850,000	$825,000	3.0%
Mark F. Leposky	$536,000	$520,000	3.1%
Glenn F. Hickey	$536,000	$520,000	3.1%

Annual Incentive
Overview
The annual incentive serves as the short-term performance-based element of the executive compensation program. The incentive is at-risk, with payment based on Company-wide goals for the CEO, CFO, and Mr. Leposky, and business unit goals for Mr. Starrs and Mr. Hickey. The incentive is intended to motivate an executive to drive a high level of Company-wide and/or business unit performance without excessive risk taking while also ensuring overall Company-wide performance is able to appropriately fund any awards earned under the program. It allows those NEOs with primary oversight of a significant business unit to be rewarded for strong business unit performance. The payout of annual incentives to executive officers is subject to the Compensation Committee’s approval following its review and assessment of Company-wide and business unit performance results.
How Incentive Opportunity and Payout is Determined
The annual incentive payout for the NEOs is determined using the following process:
First, the participant’s annual base salary is multiplied by the participant’s target incentive percentage and by the applicable Company-wide or business unit performance modifier, as described below, to determine the participant’s baseline incentive payout.

Participant’s Annual Base Salary	X	Participant’s Target Incentive %	X	Company-wide or Business Unit Performance Modifier %	=	Baseline Incentive Payout
Second, the participant’s baseline incentive payout may be adjusted upward or downward based on individual performance relative to individual performance factors set for such executives for 2024, in the sole discretion of the Compensation Committee, to determine the final incentive payout. Any upward adjustment based on individual factors is limited to no more than 33%. A participant’s incentive payout may not exceed 200% of the target incentive.
Target Incentive and Business Unit Performance Basis. The target incentive percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn assuming the Company or business unit achieved target goals, the executive achieved his/her individual objectives, and otherwise met performance expectations. The 2024 target incentive percentage was increased from the 2023 level for Mr. Brewer based on a review of relevant competitive market data. Target incentive percentages were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The target incentive percentages for each NEO during 2024 and 2023 are detailed in the table below.

Name	2024	2023
Oliver G. (Chip) Brewer III	150%	140%
Brian P. Lynch	100%	100%
Arthur F. Starrs	100%	100%
Mark F. Leposky	75%	75%
Glenn F. Hickey	75%	75%

As discussed below, the actual incentive payouts for each executive can vary from zero to 200% of such executive’s target incentive percentage.
Company-Wide Performance Goal. Adjusted EBITDA, as further adjusted for items mentioned in the table footnote below, was the Company-wide performance metric for 2024.
Business Unit Performance Goals. The primary financial metrics for the defined business units are CTP, Adjusted EBITDA and Topgolf Cash Flow. Business unit metrics spanning multiple global locations are currency neutral to planned budgeted currency exchange rates.

NEO	Applicable Metric(s) for Performance Unit Goals
Oliver G. (Chip) Brewer III	Company-wide Adjusted EBITDA
Brian P. Lynch	Company-wide Adjusted EBITDA
Arthur F. Starrs	Topgolf Adjusted EBITDA, Topgolf Cash Flow and SVS
Mark F. Leposky	Company-wide Adjusted EBITDA
Glenn F. Hickey	Contribution to Profit - Callaway Equipment & Soft Goods

For Mr. Starrs, the primary business unit financial metrics were split into two parts: Topgolf Adjusted EBITDA was used to establish threshold and target level performance goals and Topgolf Cash Flow was used to establish target and maximum level performance goals. In addition, any payout above target level required that 2024 Global Same Venue Sales (“SVS”), as defined below, performance exceed 2023 Global SVS. If this requirement was not met, no payout above target level was allowed regardless of Topgolf Adjusted EBITDA or Topgolf Cash Flow results.

The 2024 Company-wide Adjusted EBITDA performance goals, Topgolf Cash Flow and business unit level CTP and Adjusted EBITDA goals, were set by the Compensation Committee in February 2024. In setting these goals, the Compensation Committee considered the 2023 Company-wide and business unit level performance, the 2024 Company-wide and business unit level operational goals, and the 2024 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

Potential payouts attributable to the Company-wide or business unit modifiers are determined based on the performance level achieved, and are interpolated on a straight-line basis for achievement between threshold, target, and maximum performance goals. No annual incentive is paid unless the threshold performance goal is achieved. Furthermore, unless otherwise approved by the Compensation Committee, the achieved performance modifier opportunity for the respective business unit metrics is limited based on the overall Company-wide Adjusted EBITDA performance levels as described below:

Business Unit Achievement Level Modifier	Required Company-wide Adjusted EBITDA Modifier
50% - 100%	50% minimum
100% - 150%	100% Minimum
150% - 200%	150% Minimum

Should the Company-wide achievement modifier exceed the calculated business unit achievement level modifier, the business unit level modifier will be applied to the participant’s incentive calculation and will not be increased or adjusted relative to the Company-wide modifier.

The table below shows the 2024 Company-wide and business unit performance goals, the NEO associated with each, the relationship between the respective goals and related performance modifiers for purposes of determining the potential payout, and the actual performance and payout modifier achieved:

Metric / Performance Levels:	Associated NEO	Threshold		Target		Maximum		Actual
		Value	Modifier	Value	Modifier	Value	Modifier	Value(2)	Modifier
Company-wide Adjusted EBITDA(1)	Mr. Brewer, Mr. Lynch & Mr. Leposky	$587.0 MM	50%	$638.0 MM	100%	$689.0 MM	200%	$587.7 MM	—%
Topgolf Adjusted EBITDA(3)	Mr. Starrs	$320.6 MM	50%	$356.2 MM	100%	n/a	n/a	$337.2 MM	72.4%
Topgolf Cash Flow(4)		n/a	n/a	$159.8 MM	100%	$195.4 MM	200%	n/a	n/a
Global SVS(5)		n/a	n/a	0%	100%	n/a	n/a	(9)%	—%
Aggregate CTP - Callaway Equipment & Soft Goods(6)	Mr. Hickey	$284.0 MM	50%	$308.7 MM	100%	$333.4 MM	200%	$252.4 MM	—%
(1)Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items for 2024 included charges related to restructuring and reorganization costs in the Active Lifestyle and Golf Equipment segments, costs incurred related to the planned separation of Topgolf, currency translation adjustments for the dissolution of a foreign subsidiary, the 2024 debt repricing, a 2023 cybersecurity incident, additional impairment and abandonment of the Shankstars media game, and IT integration costs stemming primarily from the merger with Topgolf. Appendix A to this Proxy Statement includes a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with GAAP.
(2)The Actual Adjusted EBITDA shown does exceed the threshold level goal for this metric. However, to earn an incentive under this plan, the Adjusted EBITDA result inclusive of related incentive payout amounts must remain above threshold goal level. After accounting for projected incentive awards, the net Adjusted EBITDA is below the threshold level goal, therefore no incentive is formally earned under this plan. The final Adjusted EBITDA without incentives is shown.
(3)Topgolf segment Adjusted EBITDA is the Adjusted EBITDA for the Company’s Topgolf segment and is calculated as Topgolf segment operating income, less depreciation and amortization, non-cash stock compensation expense and other expense. See Appendix A to this Proxy Statement for a reconciliation of Topgolf segment Adjusted EBITDA to Topgolf segment operating income.
(4)Topgolf Cash Flow is defined as Topgolf segment Adjusted EBITDA, less venue financing cash interest, less maintenance and support capital expenditures. Topgolf Adjusted EBITDA did not reach target level goals, therefore the Topgolf Cash Flow metric did not factor into final award level calculations.
(5)Global SVS is sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.
(6)Aggregate CTP - Callaway Equipment & Soft Goods is revenue minus direct expenses for the Callaway Golf Equipment business, the Callaway Golf soft goods business, the TravisMathew business in Japan, Korea and the rest of Asia and the Jack Wolfskin business in Japan.

2024 Annual Incentive Payouts
As noted above, the Company-wide Adjusted EBITDA for 2024 was $587.7 million, a decrease of 1.5% compared to 2023. This actual result at this performance level, prior to accounting for incentive award payments for the eligible employees under this portion of the incentive structure, was between threshold and target level goals for the annual incentive plan. However, after accounting for projected incentive award payments for the participants under this portion of the plan, the final net EBITDA fell below threshold level, which does not satisfy the plan’s funding requirements. For Mr. Hickey, the performance result for the Callaway Equipment & Soft Goods business unit was below threshold level, resulting in no payout. For Mr. Starrs, the Topgolf Adjusted EBITDA result was between threshold and target levels, resulting in a 72.4% award modifier. As the Company-wide Adjusted EBITDA result was above the threshold level, even after accounting for Mr. Starrs’ bonus and incentives for other eligible Topgolf employees under the same incentive structure, the Compensation Committee determined that Mr. Starrs had earned a 72.4% payout, which was recommended by the Compensation Committee, and approved by the Board.

Name	Base Salary	X	Incentive Target %	X	Business Performance Modifier		Individual Performance Modifier	=	Actual Incentive $
Oliver G. (Chip) Brewer III	$1,100,000	x	150.0%	x	—%	x	—%	=	$—
Brian P. Lynch	$650,000	x	100.0%	x	—%	x	—%	=	$—
Arthur F. Starrs	$850,000	x	100.0%	x	72.4%	x	100.0%	=	$615,400
Mark F. Leposky	$536,000	x	75.0%	x	—%	x	—%	=	$—
Glenn F. Hickey	$536,000	x	75.0%	x	—%	x	—%	=	$—

Annual Long-Term Equity Incentives
Overview of Annual Long-Term Equity Incentives
Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based, and that all long-term incentives should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2024.
These awards are designed to motivate our executives to remain with the Company, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives’ interests to the interests of shareholders by focusing and rewarding our executives for achieving key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based on continued service, and upon vesting they provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.
All NEO awards in 2024 were made under our 2022 Incentive Plan (the “2022 Plan”).

How Annual Long-Term Equity Incentive Awards are Determined
For each NEO, the Compensation Committee sets an annual targeted long-term incentive award value. The targeted value generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee consults with its independent compensation consultant and compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the Compensation Comparison Group. It also considers the effect the long-term incentives may have on the executive’s total direct and realizable compensation opportunities.
The Compensation Committee then allocates the targeted annual long-term incentive award value between PRSUs and RSUs. The mix of the awards is intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance-based. With the exception of Mr. Brewer, for 2024, the target number of shares underlying the PRSUs and RSUs was determined by multiplying the targeted annual long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20 trading days immediately preceding the date on which the Compensation Committee approves the awards. For Mr. Brewer, the allocation of underlying shares for the PRSUs and RSUs used a factor of 75% and 25% respectively, then applied the average closing stock price as described above. A 20 trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.

The table below sets forth, for 2024, the targeted annual long-term incentive value and the resulting “target” number of PRSUs and the number of RSUs for each of the NEOs subject to their annual long-term incentive awards granted in February 2024:

Name	2024 Targeted Long-Term (1) Incentive Award Value	Target No. of Shares Underlying PRSUs	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$6,500,000	349,965	116,655
Brian P. Lynch	$1,500,000	59,225	48,457
Arthur F. Starrs	$2,500,000	98,708	80,761
Mark F. Leposky	$1,000,000	39,484	32,305
Glenn F. Hickey	$1,000,000	39,484	32,305
(1)The targeted long-term incentive award values for 2024 were the same as 2023, with the exception of Mr. Starrs. After a review of competitive market data, Mr. Starrs award was increased from $2,250,000 in 2023 to the amount shown above.
As described above, these “target” values are converted at the time of grant into a “target” number of PRSUs and RSUs, respectively, based on the 20 trading day average price described above. As a result, the actual aggregate grant date fair value of these awards, computed in accordance with ASC Topic 718, may differ from the target values reflected in the table above. For the grant date fair value of the PRSU and RSU awards granted to the Company’s NEOs during 2024, please see the Summary Compensation Table below.
2024 Annual Long-Term Equity Incentive Awards
Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.
RSUs. The RSUs granted in 2024 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.
PRSUs. The PRSUs granted in 2024 are subject to both service-based and performance-based vesting with performance tied 100% to the Company’s rTSR, to be measured over a three-year performance period beginning January 1, 2024 and ending December 31, 2026. Any PRSUs for which the performance criteria are satisfied will cliff-vest on the third anniversary of the grant date.
To calculate the Company’s rTSR, the TSR of the Company for the three-year performance period is ranked on a percentile basis in comparison to the calculated TSR for companies in the LTIP Reference Group. The number of shares earned based on the Company’s calculated rTSR over the three-year performance period compared to the LTIP Reference Group may vary from 0% to 200%. The final calculation will be based only on those companies included in the LTIP Reference Group as of the end of the performance period. If a company is removed from the index during the three-year performance period, they will be removed from the LTIP Reference Group for purposes of the final calculation. The TSR for the Company and the LTIP Reference Group is calculated using a trailing 20 trading day average at the beginning and end of the performance period. The performance goals for rTSR relative to the LTIP Reference Group, and related award levels are as follows:

Performance Period	No Payout	Threshold (50% Award)	Target (100% Award)	Maximum Award (200% Award)
2024 - 2026	Below 25th Percentile	25th Percentile	Median (50th Percentile)	75th Percentile or Above

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved, with award levels interpolated on a straight-line basis for achievement between threshold, target and maximum performance goals. Performance below the threshold performance goal results in no PRSUs being eligible to vest.
The PRSUs are subject to double-trigger acceleration. If an executive’s employment is terminated without cause or for good reason, in either case within the one year period following a change in control, the PRSUs will be eligible for accelerated vesting at the target performance level.

2024 One-Time Equity Incentive Awards

Additionally, in April 2024, the Compensation Committee granted Mr. Leposky an award of 6,243 RSUs in recognition of additional responsibilities he has assumed on an interim basis with respect to the Jack Wolfskin business. Such RSUs are scheduled to vest in full on April 23, 2026, subject to Mr. Leposky’s continued employment through the vesting date.
Annual Long-Term Equity Incentive Award Outcomes

2022 - 2024 LTIP Plan. PRSUs for the three-year performance period that ended on December 31, 2024 were earned based on the achievement rTSR objectives. The cumulative rTSR objectives and actual rTSR performance compared to the constituents of the LTIP Reference Group, are described in the table below.

Cumulative Metric / Performance
Metric	Threshold	Target	Maximum	Actual
Cumulative rTSR ranking	25th percentile	50th percentile	75th percentile or Above	6th percentile
Award Level	50%	100%	200%	0%

On February 27, 2025, the Compensation Committee determined that, based on these results, none of the total aggregate PRSUs were earned and were forfeited.
Dividend Equivalents
None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest. In August 2020, as part of the Company's effort to manage costs and capital allocation most efficiently, the Company announced the cessation of its quarterly dividends.

Benefits and Perquisites
Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other U.S. employees, the Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance. The Company covers the costs of an annual physical, the costs of tax and estate planning fees and, consistent with the Company’s position as a leader in the modern golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the “2024 Compensation Tables—2024 Summary Compensation Table” below for additional information about the value of benefits and perquisites provided to the NEOs in 2024.
Retirement Plans
The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans, or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all US Company employees and the NEOs’ right to participate is the same as other Company employees.
The Company’s 401(k) plan allows participants, with the exception of Mr. Starrs, to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $10,350 in 2024). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.

As an employee of Topgolf, Mr. Starrs is allowed to participate in, and contribute a portion of eligible compensation to, the Topgolf 401(k) plan. The Company provides a matching contribution up to 4% of the participant’s compensation (subject to a maximum matching contribution of up to $13,800 in 2024). The funds held in the Topgolf 401(k) plan are invested through Fidelity in various funds selected by the participant.
Employment and Change in Control Agreements
Employment Agreements of NEOs
The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he or she receives from the Company and to disclose and assign to the Company any inventions and innovations he or she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.
Termination of Employment Generally
In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates the executive’s employment without substantial cause or if the executive resigns for good reason or because the Company elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.
“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.
The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims, and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement
An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)
Severance Payment:
A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)
Incentive Payment:
A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)
Payment of COBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)
_______________________________
(1)These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will accelerate only to the extent the underlying performance objectives are achieved.
(2)Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and the executive’s compliance with certain other requirements of his or her employment agreement.
(3)Payable as long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death
In the event of a NEO’s permanent disability, the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of any relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.
In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.
Change-in-Control Arrangements with NEOs
To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.
In the event there is such a change-in-control and termination event, each named executive officer currently employed by the Company is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits
An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)
Severance Payment:
A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months.(2)
Incentive Payment:
A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months(3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)
Payment of COBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)
_______________________________
(1)These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met.
(2)Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.
(3)Payable as long as the executive chooses not to engage in any business that competes with the Company.
Our current form of long-term equity award agreements provide that upon a change-in-control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at least at “target” if the performance period has not been completed. In addition, for awards that are assumed, continued or substituted for in a change-in-control, our current form of long-term equity award agreements provide for accelerated vesting in the event of an executive’s termination other than for substantial cause or resignation for good reason, in either case within one year following a change-in-control (with the PRSUs vesting at least at “target” levels), which acceleration is in addition to the accelerated vesting provided in the employment agreements. The Company’s 401(k) Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).
Governance and Other Considerations
Clawbacks
Each of the employment agreements for the Company’s NEOs contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid to the extent based upon such erroneously stated financial information, (ii) any bonus or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.
In addition, we have adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) that applies to our current and former executive officers (including our Chief Executive Officer) in compliance with Section 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the New York Stock Exchange. Under the Clawback Policy, the Company must recover erroneously awarded incentive-based compensation, as determined on a pre-tax basis, subject to limited exceptions permitted under Section 10D-1 under the Securities Exchange Act of 1934, as amended, and New York Stock Exchange rules, from current and former officers in the event the Company is required to prepare an accounting restatement. The Clawback Policy requires recovery of erroneously awarded incentive-based compensation regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement and applies to incentive-based compensation received by a current or former executive officer during the three completed fiscal years immediately preceding the date that the Board, or a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation actually received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Equity Grant Practices
The Compensation Committee has adopted Equity Grant Guidelines that govern the timing of annual equity award grants, and the Company does not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. Our Equity Grant Guidelines generally provide that annual equity award grants be made at a regularly scheduled or special meeting of the Compensation Committee or the Board during the first quarter of each year and that the stock price used for purposes of calculating the number of equity award shares or units to be granted is the trailing 20-trading day average of the Company’s closing stock price on the New York Stock Exchange. During fiscal year 2024, we did not grant any stock options or option-like awards to any of our employees. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in 2024.

Risk Assessment of Compensation Programs
The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and law departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines, hedging prohibitions and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.
Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices, including the following:
•In setting these policies and practices, the Company is careful to ensure that they are consistent with the Company’s strategic objectives and that none of the policies or practices varies significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company.
•The Company employs a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balances short-term and long-term incentives, cash and stock-based compensation, service-based and performance-based compensation, and corporate and individual performance incentives. The Company believes that this overall approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company.
•The Company’s performance incentive plans cannot be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.
•The Company believes that certain of its policies and programs, such as its stock ownership guidelines, hedging prohibition, and compensation forfeiture provisions applicable to certain senior officers mitigate any risk-taking incentive inherent in any compensation policies or practices.
•The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.
Excise Taxes
The employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.
Stock Ownership Guidelines
In order to promote ownership of the Common Stock by the Company’s executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of the executive officer’s family, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless an executive officer is in compliance with these guidelines, the executive officer is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2024, all executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.

For more information regarding the stock ownership guidelines applicable to non-employee members of the Board, see “Board of Directors and Corporate Governance — Stock Ownership Guidelines,” above.

Policy on Speculative Trading Activities by Executives and Employees — Anti-Hedging and Pledging Policy
The Company’s insider trading policy provides, among other things, that officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account. For information about similar policies applicable to our non-employee directors, please see “Board of Directors and Corporate Governance -- Policy on Speculative Trading Activities by Directors.”
Tax Deductibility of Executive Compensation.
In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for compensation in excess of $1.0 million paid to the “covered employees.” Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so.

2024 COMPENSATION TABLES
2024 Summary Compensation Table
The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2024 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2024 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards (1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compensation (3)(4)(i)		Total(j)
Oliver G. (Chip) Brewer III	2024	$1,100,000	$—	$8,200,847	$—	$—	$—	$77,718	(5)	$9,378,565
President and Chief Executive Officer	2023	$1,095,765	$—	$8,979,665	$—	$947,100	$—	$83,316		$11,105,846
	2022	$1,045,765	$—	$7,286,664	$—	$2,625,000	$—	$73,969		$11,031,398

Brian P. Lynch	2024	$647,883	$—	$1,768,892	$—	$—	$—	$39,907	(6)	$2,456,681
Executive Vice President, Chief Financial Officer and Chief Legal Officer	2023	$622,882	$—	$1,909,381	$—	$384,375	$—	$36,350		$2,952,988
	2022	$595,765	$—	$1,538,934	$—	$1,020,000	$—	$35,599		$3,190,298

Arthur F. Starrs	2024	$846,154	$—	$2,948,138	$—	$615,400	$—	$40,400	(7)	$4,450,091
Chief Executive Officer, Topgolf International, Inc.	2023	$810,577	$—	$2,864,064	$—	$537,075	$—	$20,850		$4,232,566
	2022	$750,000	$—	$1,846,711	$—	$1,275,000	$—	$13,100		$3,884,811

Mark F. Leposky	2024	$534,645	$—	$1,280,228	$—	$—	$—	$18,501	(8)	$1,833,373
Executive Vice President and Chief Supply Chain Officer	2023	$518,306	$—	$1,272,940	$—	$239,850	$—	$20,017		$2,051,113
	2022	$497,499	$—	$984,930	$—	$750,000	$—	$18,670		$2,251,099

Glenn F. Hickey	2024	$534,645	$—	$1,179,278	$—	$—	$—	$21,776	(9)	$1,735,699
Executive Vice President and President, Callaway Golf	2023	$518,306	$—	$1,272,940	$—	$239,850	$—	$20,726		$2,051,822
	2022	$498,835	$—	$984,930	$—	$750,000	$—	$17,966		$2,251,731
(1) Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the applicable year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 15, “Stock Plans and Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2024 Form 10-K for information concerning the ASC 718 values.
With respect to the PRSUs granted as annual awards to the NEOs, the number of PRSUs that are eligible to vest will be determined based on the measurement of the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period measured from January 1 of the year of grant.
For the PRSU awards granted in 2022, 2023 and 2024 tied to rTSR performance, the grant date fair value included in column (e) is calculated based on the Monte Carlo simulation model, which incorporated the following significant inputs: (i) the stock price on the date of grant; (ii) an expected term that was based on the actual three-year term of the award; (iii) a risk-free interest rate derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (iv) a dividend yield based on historic and future dividend yield estimates; (v) the stock price volatility of the Company and each company in their respective LTIP reference groups over the time horizons matching the performance periods; and (vi) the initial TSR performance based on the actual historical TSR performance for the Company and each company in their respective LTIP reference groups from the beginning of the performance period through the grant date.

The following table presents the fair value assumptions used in the valuation of the PRSUs tied to rTSR performance granted during the fiscal years ended December 31, 2024, 2023 and 2022:

	Grant Date
	February 6,	February 22,	February 17,
	2024	2023	2022
Closing price	$13.27	$23.49	$23.41
Risk free rate	4.1%	4.5%	1.7%
Dividend yield	—%	—%	—%
Volatility	45.6%	62.0%	59.0%
Initial TSR performance	-2.6%	13.0%	-13.6%
Fair value per share based on the Monte Carlo valuation	$19.01	$36.58	$34.68
The highest level of performance that may be achieved for the PRSUs is 200% of the target.
The value of the PRSUs reported in this column (e) does not reflect the targeted value of the PRSUs on the grant date. The targeted value of the awards reflects the approximate value of the Company’s stock based upon a trailing 20-trading day average of the Company’s closing stock price. The value of the PRSUs tied to rTSR performance reported in this column (e) reflects the amount the Company is required to expense for accounting purposes. This amount is based on a Monte Carlo simulation model which assumed an outperformance of the Company’s stock price over the three-year performance period relative to the stock appreciation of the LTIP reference group as discussed above. The Company’s stock price may or may not outperform this much during that period. The amount of accounting expense also does not necessarily reflect the amount the executive will receive, which will be determined at the end of the three-year performance period.
(2) The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2024 Executive Compensation Program—Annual Incentive.”
(3) Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2024, subject to certain cost and other limitations set forth in the Company’s internal policies: (a) tax and estate planning services, (b) the reimbursement of country club dues and golfing fees and (c) supplemental long-term disability insurance. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.
(4) The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).
(5) Consists of (i) a $10,350 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) an allowance of $25,000 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies, (iii) $40,832 of perquisites and other personal benefits comprised of items (a), (b), and (c) described in footnote 3, and (iv) $548 in connection with the reimbursement of costs related to spousal travel and the related income tax gross-up of $989 for income imputed under IRS regulations in connection with the reimbursement of taxable benefits.
(6) Consists of (i) a $10,350 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $29,557 of total perquisites and other personal benefits comprised of items (a) and (b) described in footnote 3.
(7) Consists of (i) a $13,800 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $25,700 of total perquisites and other personal benefits comprised of items (a) and (b) described in footnote 3, in addition to a cell phone allowance.
(8) Consists of (i) a $10,350 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $8,151 of total perquisites and other personal benefits comprised of item (b) described in footnote 3.
(9) Consists of (i) a $10,350 Company matching contribution under its 401(k) Retirement Investment Plan and (ii) $11,426 of total perquisites and other personal benefits comprised of items (b) and (c) described in footnote 3.

Grants of Plan-Based Awards in Fiscal Year 2024
The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2024. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2024 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A (2)	825,000	1,650,000	3,300,000
	2/6/2024(3)				174,983	349,965	699,930		6,652,835
	2/6/2024(4)							116,655	1,548,012
Brian P. Lynch	N/A (2)	325,000	650,000	1,300,000
	2/6/2024(3)				29,613	59,225	118,450		1,125,867
	2/6/2024(4)							48,457	643,024
Arthur F. Starrs	N/A (2)	425,000	850,000	1,700,000
	2/6/2024(3)				49,354	98,708	197,416		1,876,439
	2/6/2024(4)							80,761	1,071,698
Mark F. Leposky	N/A (2)	201,000	402,000	804,000
	2/6/2024(3)				19,742	39,484	78,968		750,591
	2/6/2024(4)							32,305	428,687
	4/23/2024(5)							6,243	100,949
Glenn F. Hickey	N/A (2)	201,000	402,000	804,000
	2/6/2024(3)				19,742	39,484	78,968		750,591
	2/6/2024(4)							32,305	428,687
____________
(1)The Board or the Compensation Committee approved the grants of the equity-based awards to the NEOs as follows: (A) the equity awards to all NEOs that were granted and approved on February 6, 2024; and (B) the equity awards granted to Mr. Leposky were granted and approved on April 23, 2024.
(2)The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2024 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2024 Executive Compensation Program—Annual Incentive.”
(3)The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards that were granted to the NEOs in 2024. The number of PRSUs that will be eligible to vest is determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group, over a three-year performance period beginning January 1, 2024 and ending December 31, 2026. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2024 Executive Compensation Program-Annual Long-Term Equity Incentives.”
(4)The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2024. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but may accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest.
(5)The amount reflects the number of shares underlying an RSU award granted to Mr. Leposky in April 2024 in recognition of additional responsibilities he has assumed on an interim basis with respect to the Jack Wolfskin business. Each RSU represents the right to receive one share of the Company’s Common Stock upon vesting of the award. Pursuant to the terms of the award, the RSUs are scheduled to vest in full on April 23, 2026, subject to continued employment through the vesting date.

Outstanding Equity Awards at Fiscal Year-End 2024

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Oliver G. (Chip) Brewer III	2/6/2024(2)	116,655	$916,908	—		$—
	2/6/2024(3)	—	$—	349,965		$2,750,725
	2/22/2023(2)	44,933	$353,173	—		$—
	2/22/2023(4)	—	$—	202,199		$1,589,284
	2/17/2022(2)	19,057	$149,788	—	—	$—
	2/17/2022(5)	—	$—	171,518		$1,348,131
	3/8/2021(6)	347,938	$2,734,793	—		$—
Brian P. Lynch.	2/6/2024(2)	48,757	$380,872	—		$—
	2/6/2024(3)	—	$—	59,225		$465,509
	2/22/2023(2)	18,664	$146,699	—		$—
	2/22/2023(4)	—	$—	34,219		$268,961
	2/17/2022(2)	7,796	$61,277	—		$—
	2/17/2022(5)	—	$—	28,587		$224,694
	3/8/2021(6)	115,979	$911,595	—		$—
Arthur F. Starrs	2/6/2024(2)	80,761	$634,781	—		$—
	2/6/2024(3)	—	$—	98,708		$775,845
	2/22/2023(2)	27,997	$220,056	—		$—
	2/22/2023(4)	—	$—	51,328		$403,438
	2/17/2022(2)	9,355	$73,530	—		$—
	2/17/2022(5)	—	$—	34,304		$269,629
Mark F. Leposky	4/23/2024(7)	6,243	$49,070	—		$—
	2/6/2024(2)	32,305	$253,917	—		$—
	2/6/2024(3)	—	$—	39,484		$310,344
	2/22/2023(2)	12,443	$97,802	—		$—
	2/22/2023(4)	—	$—	22,813		$179,310
	2/17/2022(2)	4,989	$39,214	—		$—
	2/17/2022(5)	—	$—	18,296		$143,807
Glenn F. Hickey	2/6/2024(2)	32,305	$253,917	—		$—
	2/6/2024(3)	—	$—	39,484		$310,344
	2/22/2023(2)	12,443	$97,802	—		$—
	2/22/2023(4)	—	$—	22,813		$179,310
	2/17/2022(2)	4,989	$39,214	—		$—
	2/17/2022(5)	—	$—	18,296		$143,807
(1)Market value based on $7.86 per share, which was the closing market price of the Common Stock on December 31, 2024.

(2)Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(3)Amounts represent PRSU awards granted in 2024 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2024 and ending December 31, 2026. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. An NEO is eligible to vest in up to 200% of the “target” number of PRSUs if the “maximum” level of performance is achieved. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(4)Amounts represent PRSU awards granted in 2023 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2023 and ending December 31, 2025. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan An NEO is eligible to vest in up to 200% of the “target” number of PRSUs if the “maximum” level of performance is achieved. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)Amounts represent PRSU awards granted in 2022 that were eligible to vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest was determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. An NEO was eligible to vest in up to 200% of the “target” number of PRSUs if the “maximum” level of performance is achieved. In February 2025, the Compensation Committee determined that performance relative to such criteria was not achieved, and the awards were forfeited. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)Amounts represent PRSU awards granted in 2021 as special, one-time transaction awards in connection with the Topgolf merger that generally vest as follows: 50% of the PRSUs eligible to vest based on performance during the three-year performance period vested on the third anniversary of the grant date and the remaining 50% of the PRSUs will vest on the fourth anniversary of the grant date. The number of PRSUs that were eligible to vest was determined based on the measurement of cumulative Adjusted EBITDA over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. The NEOs were eligible to vest in up to 150% of the “target” PRSUs subject to these awards. In February 2024, the Compensation Committee determined that performance relative to such criteria was achieved at the maximum level. As a result, 150% of the “target” number of PRSUs were earned. The initial 50% of the award vested in March 2024 and the remaining 50% of the award vested in March 2025. The awards were subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)Amounts represent RSU awards that vest in full on the second anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the second anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—
Severance Arrangements” and “—Change-in-Control Arrangements.”

Option Exercises and Stock Vested in Fiscal Year 2024
The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2024 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(1)	Value Realized on Vesting ($)(2)
Oliver G. (Chip) Brewer III	—	—	579,308	$9,083,594
Brian P. Lynch	—	—	173,340	$2,717,971
Arthur F. Starrs	—	—	184,131	$2,983,047
Mark F. Leposky	—	—	54,716	$857,947
Glenn F. Hickey	—	—	54,716	$857,947
____________
(1)The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.
(2)The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control
Each of the NEOs has an employment agreement with the Company, or in the case of Mr. Starrs with Topgolf International, Inc., that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer without good reason or termination by the Company for substantial cause, (ii) termination by the Company without substantial cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”
Payments Made Upon Any Termination
Regardless of the manner in which a NEO’s employment terminates, he/she is entitled to receive amounts earned during his/her term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.
Quantification of Payments upon Termination or Change-in-Control
The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by the Company under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2024 and are based on the $7.86 per share closing market price of the Common Stock on December 31, 2024; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change-in-control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards would vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in-control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$5,438,310	$8,494,671	$8,494,671	$8,189,035	$8,494,671
Portion of salary and target incentive(3)	$2,062,500	$2,750,000	$—	$550,000	$—
COBRA premiums(4)(5)	$42,357	$56,477	$—	$42,357	$42,357
Tax & financial planning services(5)	$15,980	$31,960	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$2,062,500	$2,750,000	$—	$—	$—

Total	$9,646,647	$14,108,108	$8,494,671	$8,781,392	$8,537,028

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in-control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Brian P. Lynch
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$1,173,184	$2,234,912	$2,234,912	$1,173,184	$1,500,443
Portion of salary and target incentive(3)	$650,000	$1,300,000	$—	$325,000	$—
COBRA premiums(4)(5)	$18,243	$36,485	$—	$18,243	$18,243
Tax & financial planning services(5)	$15,980	$31,960	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$650,000	$1,300,000	$—	$—	$—

Total	$2,532,407	$4,928,357	$2,234,912	$1,516,427	$1,518,686
Arthur F. Starrs
Pro-rated short term incentive award(1)	$615,400	$615,400	$615,400	$615,400	$615,400
RSUs and/or PRSUs(2)	$395,162	$2,107,651	$2,107,651	$395,162	$928,368
Portion of salary and target incentive(3)	$850,000	$1,700,000	$—	$425,000	$—
COBRA premiums(4)(5)	$24,474	$48,949	$—	$24,474	$24,474
Tax & financial planning services(5)	$15,980	$31,960	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$850,000	$1,700,000	$—	$—	$—

Total	$2,776,016	$6,228,960	$2,723,051	$1,460,036	$1,568,242
Mark F. Leposky
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$172,763	$929,657	$929,657	$172,763	$440,003
Portion of salary and target incentive(3)	$469,000	$938,000	$—	$268,000	$—
COBRA premiums(4)(5)	$18,243	$36,485	$—	$18,243	$18,243
Tax & financial planning services(5)	$15,980	$31,960	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$469,000	$938,000	$—	$—	$—

Total	$1,169,986	$2,899,102	$929,657	$459,006	$458,246
Glenn F. Hickey
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$172,763	$880,587	$880,587	$172,763	$390,933
Portion of salary and target incentive(3)	$469,000	$938,000	$—	$268,000	$—
COBRA premiums(4)(5)	$18,243	$36,485	$—	$18,243	$18,243
Tax & financial planning services(5)	$15,980	$31,960	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$469,000	$938,000	$—	$—	$—

Total	$1,169,986	$2,850,032	$880,587	$459,006	$409,176

(1)Amounts shown represent the amount of annual incentive the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the incentive plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed.
(2)The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 31, 2024. Such values assume, for the purposes of this table, that Company performance goals are met at the “target” level with respect to PRSUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of Company performance goals are reported, assuming Company performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout

Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2024” table.
(3)Amounts shown represent the following based on the termination event:
a.Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target incentive.
b.Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.
c.Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled.
(4)Amounts shown for COBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination. Such COBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2024 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.
(5)Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.
(6)Amounts shown represent the following based on the termination event:
a.Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target incentive.
b.Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.
(7)Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts payable to NEOs are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2024, our last completed fiscal year:
•The annual total compensation of the median employee of our Company (excluding our CEO) calculated using the Summary Compensation Table methodology was $27,279; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $9,378,565.

Based on this information, for 2024, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 344:1.
The median employee used in this calculation was determined from a direct determination of our total global employee population (excluding the CEO) as of December 31, 2024, using a consistently applied compensation measure of actual cash received, which includes base pay, overtime, sales compensation, broadly offered annual incentives, and traditional allowances, in calendar year 2024. We ranked our employees from the highest paid to lowest paid, and selected our median employee at the midpoint. Where allowed under SEC rules, we annualized compensation through December 31, 2024 for employees newly hired in 2024. Non-US employee compensation was converted to US dollars based on the 2024 average of daily exchange rates.
Pay Versus Performance Table
The following table sets forth information concerning: (1) the compensation of the Company’s President, CEO, and Director (Mr. Brewer) and the average compensation for the Company’s other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, and (2) the Company’s cumulative total shareholder return (“TSR”), the cumulative TSR of the Company’s comparator group (“Comparator Group TSR”), net income and Adjusted EBITDA for each such fiscal year in accordance with SEC rules:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. Brewer ($)	Compensation Actually Paid to Mr. Brewer ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Total Shareholder Return ($)	S&P 1500 Consumer Discretionary Total Shareholder Return ($)(3)	Net Income/(Loss)(4) (thousands)	Adjusted EBITDA (thousands) (5)
2024	$9,378,565	$(2,129,079)	$2,618,961	$764,795	$37.12	$192.08	$(1,447,700)	$587,700
2023	$11,105,846	$(2,978,235)	$2,822,122	$434,874	$67.72	$150.42	$95,045	$596,551
2022	$11,031,398	$(126,863)	$2,894,485	$1,234,709	$93.27	$107.00	$157,896	$558,149
2021	$27,135,201	$39,523,269	$4,967,201	$6,179,836	$129.59	$166.41	$321,988	$447,651
2020	$4,929,381	$8,678,767	$1,059,398	$1,188,583	$113.39	$132.88	$(126,934)	$164,835
1.The following individuals were the Company’s NEOs for the applicable fiscal year:

Year	CEO	Non-CEO NEOs
2024	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Mark F. Leposky and Glenn F. Hickey
2023	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Glenn F. Hickey and Mark F. Leposky
2022	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Glenn F. Hickey and Mark F. Leposky
2021	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Glenn F. Hickey and Mark F. Leposky
2020	Oliver G. (Chip) Brewer III	Brian P. Lynch, Joseph B. Flannery, Glenn F. Hickey, Mark F. Leposky and Melody Harris-Jensbach
2.Compensation actually paid to the Company’s NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2020		2021		2022		2023		2024
Adjustments	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(4,098,675)	$(405,564)	$(23,566,049)	$(3,619,359)	$(7,286,664)	$(1,338,876)	$(8,979,665)	$(1,829,831)	$(8,200,847)	$(1,794,134)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$4,314,058	$406,438	$29,596,579	$4,202,344	$5,765,298	$989,456	$3,016,776	$717,271	$2,704,721	$689,942

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$2,742,229	$192,972	$3,600,242	$367,629	$(8,167,460)	$(1,099,733)	$(9,164,903)	$(1,401,389)	$(5,802,887)	$(833,954)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$747,545	$35,805	$2,723,912	$258,588	$(1,484,471)	$(213,124)	$1,039,592	$126,326	$(208,631)	$83,979
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$(104,050)	$—	$—	$—	$—	$—	$—	$—	$—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$44,228	$3,584	$33,384	$3,434	$15,036	$2,502	$4,119	$375	$—	$—
TOTAL ADJUSTMENTS	$3,749,386	$129,185	$12,388,068	$1,212,635	$(11,158,261)	$(1,659,776)	$(14,084,081)	$(2,387,248)	$(11,507,644)	$(1,854,166)
The Company does not have a pension plan, therefore, there is no pension specific impact included in the compensation actually paid adjustments.
Compensation actually paid does not reflect the actual amount of compensation earned by or paid to the CEO and the other NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee for fiscal year 2024, see “Executive Officer Compensation - Compensation Discussion & Analysis.”
3.TSR is cumulative for the measurement periods beginning on January 1, 2020 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 1500 Consumer Discretionary Index is the Compensation Comparator Group for purposes of the peer group TSR reflected above, which is the industry specific index the Company uses in its Form 10-K.
4.In 2024, the Company’s net income was impacted by a goodwill impairment charge of $1,352.4 million and a trade name impairment charge of $99.6 million in its Topgolf reporting unit.
5.The Company chose Adjusted EBITDA as its Company Selected Measure because the Board and management use Adjusted EBITDA as a primary means of measuring the Company’s performance across periods. “Adjusted EBITDA” is calculated as earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items, as further described in Appendix A to this Proxy Statement. Appendix A also includes a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with GAAP.

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) Comparator Group TSR, (iv) our net income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.

TSR and Comparator Group TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs. Total Shareholder Return
$50
$40
$30
$20
$10
$—
$(10)
CAP (in $M)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
Value of $100 Invested
$100
$100
$132.88
$113.39
$166.41
$129.59
$107.00
$93.27
$150.42
$67.72
$192.08
$37.12
2020
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Company TSR
S&P 1500 Consumer Discretionary Index TSR

Note: Due to disparity in scale with other CAP amounts, our PEO’s 2022 CAP of $(126,863) is not visible in the graph.
Note: Due to disparity in scale with other CAP amounts, our PEO’s 2022 CAP of $(126,863) is not visible in the graph.

Pay Versus Performance Tabular List

The following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs to performance for the fiscal year ended December 31, 2024:

a.Adjusted EBITDA;
b.Topgolf Adjusted EBITDA;
c.Topgolf Cash Flow;
d.Contribution-to-Profit; and
e.rTSR relative to the Comparator Group TSR.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about the number of stock options and shares underlying restricted stock units and performance share units outstanding and authorized for issuance under all of our equity compensation plans as of December 31, 2024.

Equity Compensation Plan Information (in millions, except per share amounts)

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units and Performance Share Units	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining
Equity Compensation Plans Approved by Shareholders	4.0(1)	—	9.8(2)
Equity Compensation Plans Not Approved by Shareholders(3)	—	—	—
Total	4.0	—	9.8
1.Includes 164,225 shares underlying RSUs and 852,856 shares underlying PRSUs (at “target”) issuable under the 2004 Plan and 1,518,814 shares underlying RSUs and 1,432,533 shares underlying PRSUs (at “target”) outstanding under the 2022 Incentive Plan (the “2022 Plan”).
2.Consists of 9,791,511 shares remaining available for future issuance under the 2022 Plan. For purposes of calculating the shares that remain available for future issuance under the 2022 Plan, each share subject to an option is counted against the share reserve as 1.0 share and each share subject to a full value award (i.e., RSUs and PRSUs) under the 2022 Plan is counted against the share reserve as 2.0 shares under the 2022 Incentive Plan’s fungible share ratio. PRSUs are counted against the share reserve based on “max” level of performance and may vest up to 200% of the “target” number of units (150% with respect to certain units granted in connection with the Topgolf merger), depending on the year granted and the terms of such awards. In addition, shares underlying outstanding awards under the 2004 Plan may again become available for issuance under the 2022 Plan to the extent such awards lapse, expire, terminate or are canceled.
3.In connection with our merger with Topgolf, we assumed the following equity compensation plans: the Topgolf 2015 Stock Incentive Plan (the “TG15 Plan”), the Topgolf 2016 Stock Incentive Plan (the “TG16 Plan”), and that certain Topgolf International, Inc. Nonqualified Stock Option Grant Notice and Stock Option Agreement dated October 18, 2016 between Topgolf and WestRiver Management, LLC (the “WestRiver Option Agreement,”) and the outstanding awards thereunder. No shares are available for grant under the TG15 Plan, the TG16 Plan or the WestRiver Option Agreement at December 31, 2024, and therefore, the outstanding awards under such plans are not reported in the table. As of December 31, 2024, there remains a total of 30,770 shares underlying stock options outstanding under the TG15 Plan, 515,657 shares underlying stock options outstanding under the TG16 Plan, and 26,685 shares underlying stock options outstanding under the WestRiver Option Agreement, which options have a weighted-average exercise price of $29.44.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.
As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2024 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.
The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:
•a substantial majority of executive compensation that is variable in nature;
•a majority of variable compensation that is tied to performance-based long-term incentive programs;
•equity awards granted under a policy that has strict controls on grant processes and timing;
•stock ownership guidelines that require material holdings;
•a Compensation Committee comprised entirely of independent directors and an independent compensation consultant;
•clawback provisions contained in the employment agreements of the Company’s NEOs and an SEC- and NYSE-compliant clawback policy; and
•change-in-control benefits that require a double trigger prior to payment.
Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2022 INCENTIVE PLAN

We are asking our shareholders to approve an amendment and restatement of the Company’s 2022 Incentive Plan (the “2022 Plan”). The Board adopted the proposed Amended and Restated 2022 Plan on March 27, 2025, subject to shareholder approval. In this proxy statement, we refer to the proposed amended and restated 2022 Plan as the “Restated Plan.” The Restated Plan will become effective if it is approved by the shareholders at the Annual Meeting.

The proposed amendments to the 2022 Plan would:

•Increase the Share Reserve. If approved by shareholders, the Restated Plan will provide for an increase of 13,500,000 shares available for issuance under the Restated Plan over the number of shares of Common Stock currently available for issuance under the 2022 Plan. As of March 14, 2025, awards covering a total of 6,338,473 shares were outstanding under the 2022 Plan (with performance awards counted assuming “target” performance), and 1,111,565 shares remained available for future issuance under the 2022 Plan (with full value awards counted against the share reserve after applying the full value award ratio, and performance awards counted assuming “maximum” performance). Assuming shareholder approval, and subject to the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan, there will be 14,611,565 shares available for future awards, less any grants made under the 2022 Plan after March 14, 2025 and prior to the effective date of the Restated Plan (with any “full value awards” counted as 2.0 shares for every one share actually granted, as described below).

Grants under the Restated Plan of stock options and stock appreciation rights will continue to reduce the shares available under the Restated Plan on a one-for-one basis. The number of shares authorized for issuance under the Restated Plan will continue to be decreased by 2.0 shares for each share issued pursuant to awards other than an option or stock appreciation right (or other award subject to an exercise price, strike price or similar concept) (a “full value award”) under the Restated Plan’s fungible share ratio.

The proposed increase in shares available for issuance under the Restated Equity Plan (over the existing share reserve under the 2022 Plan) has been reviewed and approved by our Board. In the process, the Board determined that the existing number of shares available for issuance under the 2022 Plan was insufficient to meet our forecasted needs to provide long-term incentive grants on an ongoing and regular basis during the next year to motivate, reward and retain key employees who create stockholder value.

•Limits on Incentive Stock Options. Under the Restated Plan, no more than 30,000,000 shares may be issued upon the exercise of incentive stock options (“ISOs”), as described below. In addition, no ISOs may be granted under the Restated Plan after the date that is 10 year following the earlier of (1) the date the Board approved the Restated Plan or (2) the date the shareholders approve the Restated Plan.

•Removal of Fixed Term. The Restated Plan will have a term of ten years from the date it was adopted by our Board.

•Other Updates. The Restated Plan is not being materially amended in any respect other than to reflect the changes described above.

Each of these aspects of the Restated Plan is discussed below, and all of the foregoing share numbers are subject to adjustment for changes in our capitalization and certain corporate transactions as described below.

Why Shareholders Should Vote to Approve the Restated Plan
•Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. By maintaining a long-term incentive plan such as the Restated Plan, the Compensation Committee will be able to design and implement compensation programs that retain our key employees, compensate those employees based on our performance and other individual performance factors, align the goals and objectives of our employees with the interests of our shareholders and promote a focus on long-term value creation.
•Our Existing 2022 Plan Will No Longer Have Shares Available for Grant. Under our current forecast, our existing 2022 Plan will run out of shares available for grant within the next 12 months, and we will not be able to continue to issue equity to our employees and directors unless shareholders approve the Restated Plan. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. As such, in determining to approve the Restated Plan, the Board was primarily motivated by a desire to ensure we have an available pool of shares from which to grant long-term equity incentive awards in future years. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees and directors if we are unable to make equity grants to them.
•We Manage Our Equity Incentive Award Use Carefully. We manage our long-term shareholder dilution by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize shareholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, directors and consultants.
The 2004 Plan and the 2022 Plan are the only equity plans we maintain (other than the Topgolf Plans (as defined below) that we assumed in connection with our merger with Topgolf in March 2021), and the 2022 Plan is the only equity plan under which we may currently grant new equity awards. The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2004 Plan, the 2022 Plan, awards assumed under the Topgolf Plans, and the shares remaining available for issuance under such plans, each at March 14, 2025.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Options outstanding
Topgolf International, Inc. 2015 Stock Incentive Plan Awards (3)	30,770	0.02%	$189,851
Topgolf International, Inc. 2016 Stock Incentive Plan Awards (3)	515,657	0.28%	$3,181,604
Topgolf International, Inc. Nonqualified Stock Option Grant Notice and Stock Option Agreement dated October 18, 2016 between Topgolf International, Inc. and WestRiver Management, LLC (3)	26,685	0.01%	$164,646
Total for all plans	573,112	0.31%	$3,536,101
Weighted average exercise price of outstanding options	$29.44
Weighted average remaining term of outstanding options	3.20 years
Restricted stock units outstanding
2004 Plan	17,416	0.01%	$107,457
2022 Plan	3,183,992	1.73%	$19,645,231
Total for all plans	3,201,408	1.74%	$19,752,687
Performance share units outstanding (4)
2004 Plan	2,344	—%	$14,462
2022 Plan	3,154,481	1.72%	$19,463,148
Total for all plans	3,156,825	1.72%	$19,477,610
Shares available for grant (5)	1,111,565	0.60%	$6,858,355
Proposed increase in shares available for issuance under Restated Plan	13,500,000	7.35%	$83,295,000
(1)Based on 183,736,158 shares of Company Common Stock outstanding as of March 14, 2025.

(2)Based on the closing price per share of Company Common Stock on March 14, 2025 ($6.17).
(3)In connection with the Company’s merger with Topgolf in 2021, the Company assumed the awards outstanding under the Topgolf International, Inc. 2015 Stock Incentive Plan, the Topgolf International, Inc. 2016 Stock Incentive Plan, and that certain Topgolf International, Inc. Nonqualified Stock Option Grant Notice and Stock Option Agreement, by and between Topgolf International, Inc. and WestRiver Management, LLC, dated October 18, 2016 (collectively we refer to these Topgolf equity plans as the “Topgolf Plans”). Such assumed awards were automatically converted into awards with the right to shares of the Company’s Common Stock (in each case after appropriate adjustment of the number of shares to reflect the transaction). No additional awards may be issued under the Topgolf Plans. For more information about the Topgolf Plans and the awards outstanding thereunder, please see “Equity Compensation Plan Information” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(4)Performance share units are reflected based on “target” level of performance. Performance share unit awards may vest up to 200% of the “target” number of units, depending on the year granted and the terms of such awards.
(5)For purposes of calculating the shares that remain available for grant under the 2022 Plan, each share subject to an option or a stock appreciation right is counted against the share reserve as 1.0 share and each share subject to a “full value” award under the 2022 Plan is counted against the share reserve as 2.0 shares under the 2022 Plan’s “fungible share ratio.” Shares available for issuance is calculated by reflecting performance share units based on “maximum” level of performance.

While we may continue to grant further awards under the 2022 Plan between March 14, 2025 and the Annual Meeting date, to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the 2022 Plan, if any, between March 14, 2025 and the Annual Meeting date.
Potential Dilution; Forecasted Utilization Rates; Burn Rates
In determining whether to approve the Restated Plan, including the additional share reserve under the Restated Plan, the Board considered the following:
•Size of Share Reserve Increase. The shares to be reserved for issuance under the Restated Plan represent an increase of 13,500,000 shares from the aggregate number of shares reserved for issuance and that remain available for future grant under the 2022 Plan as of March 14, 2025.
•Sufficiency for Projected Future Grants. The Board currently intends that the share reserve requested under the Restated Plan will be sufficient to fund our equity compensation needs for at least the next year. This assumes we continue to grant awards consistent with our historical usage and current practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.
•We Use Our Equity Plans Responsibly. We recognize the dilutive impact of our equity compensation on our shareholders and continuously strive to balance this concern with the competition for talent. In the process it used to determine the number of shares to be reserved for issuance under the Restated Plan, the Board reviewed information regarding the burn rate and overhang metrics discussed below. Our Board believes the potential dilution to shareholders is reasonable and sustainable to meet our business goals.
The Board considered our average annual share pool usage over the most recently completed three-year period (or “burn rate”) with respect to the equity awards we granted, including our gross burn rate and our “adjusted average burn rate” as shown in the table below:

Burn Rate Information	2022	2023	2024	Three-Year Average (2022-2024)
Stock options granted	—	—	—	—
RSAs granted	—	760,360	—	253,453
RSUs granted	671,537	754,317	1,283,892	903,249
Performance share units granted (at “target”)	503,560	592,677	956,061	684,099
Performance share units earned	422,115	376,313	1,369,327	722,585
Total awards granted(1)	1,175,097	2,107,354	2,239,953	1,840,801
Weighted average common shares outstanding (Basic)	184,867,481	184,993,072	183,694,490	184,518,348
Gross burn rate (2)	0.64%	1.14%	1.22%	1.00%
Adjusted average burn rate (3)	1.18%	2.04%	2.89%	2.04%

(1)Total awards granted is calculated with performance share units based on “target” level of performance. Performance share unit awards may vest up to 200% of the “target” number of units, depending on the year granted and the terms of such awards.
(2)Gross burn rate is calculated as (A) the total number of stock-settled equity awards granted during the applicable year (with performance share units counted at “target” levels), divided (B) by the weighted average common shares outstanding for the applicable year, and does not include awards assumed pursuant to acquisitions.
(3)“Adjusted average burn rate” is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of time-based RSAs and RSUs granted during the applicable year, plus a number of performance share units counted based upon the number of shares earned during such year, and with each “full value award” multiplied by the 2.0 full value award multiplier (consistent with the methodology employed by certain proxy advisory firms), divided by (B) the weighted average common shares outstanding for the applicable year, and does not include awards assumed pursuant to acquisitions).
•The Restated Plan Represents Reasonable Dilution. The Board considered the potential dilution to our shareholders that may result from the issuance of shares pursuant to outstanding awards and awards to be issued under the Restated Plan. Fully diluted overhang is equal to (1) the total number of stock-settled equity awards outstanding (with performance share units counted at “target”) plus the total number of shares available for grant under our equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year, divided by (2) the sum of the total Common Stock outstanding as of the last day of the relevant fiscal year plus the total number of stock-settled equity awards outstanding (with performance share units counted at “target”) plus the total number of shares available for grant under our equity plans in accordance with the terms of such plans, in each case as of the last day of the relevant fiscal year. In 2022, 2023 and 2024, our end of year fully diluted overhang for our equity plans was 10.44%, 8.74% and 7.26%, respectively. As of March 14, 2025, our fully diluted overhang for our equity plans was 4.20%. If approved, the 13,500,000 shares to be reserved under the Restated Plan (over the number of shares remaining available under our equity plans) would increase the March 14, 2025 fully diluted overhang to approximately 10.49%.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified individuals in the extremely competitive labor markets in which it competes, the Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.
The Restated Plan Combines Compensation and Governance Best Practices
The Restated Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:
•Prohibitions Against Various “Liberal” Share Recycling Practices. Shares tendered by participants to satisfy the exercise price of options or stock appreciation rights or tax withholding obligation with respect to options or stock appreciation rights will not be added back to the shares available for issuance under the Restated Plan.
•Shareholder approval is required for additional shares. The Restated Plan does not contain an annual “evergreen” provision. The Restated Plan authorizes a fixed number of shares, so that shareholder approval is required to increase the maximum number of shares of our Common Stock which may be issued under the Restated Plan.
•No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.
•Minimum Vesting Period. The Restated Plan mandates a vesting period of at least one year for all equity-based awards granted under the Restated Plan, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions set forth in the Restated Plan).
•Repricing is not allowed. The Restated Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights for new awards or cash without prior shareholder approval.
•Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the Restated Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted. However, to protect our shareholders from the potentially greater dilutive effect of full value awards, all grants of full value awards will be deducted from the Restated Plan’s share pool as 2.0 shares for every one share actually granted. For purposes of the Restated Plan, a full value award means an award other than an option or stock appreciation right (or other award subject to an exercise price, strike price or similar concept).
•Limitations on dividend payments on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on options or stock appreciation rights.
•Clawback. The Restated Plan provides that all awards will be subject to our clawback policy.
•No tax gross-ups. The Restated Plan does not provide for any tax gross-ups.
Shareholder Approval Requirement
In general, shareholder approval of the Restated Plan is necessary in order for us to meet the shareholder approval requirements of the NYSE and to grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code. Therefore, we are asking shareholders to approve the terms of the Restated Plan for purposes of complying with the requirements of the NYSE and satisfying the shareholder-approval requirements of Section 422 of the Code.
Description of the Restated Plan
The material terms of the Restated Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Restated Plan. Shareholders are urged to read the actual text of the Restated Plan in its entirety, which is appended to this Proxy Statement as Appendix B.
Purpose
The purpose of the Restated Plan is to promote our interests and those of our shareholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest between such group and our shareholders to improve our long-term performance and the value of our Common Stock.
Types of Awards
The terms of the Restated Plan provide for the grant of ISOs, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, dividend equivalents, cash-based awards and other incentives payable in cash or in shares of our Common Stock.
Shares Available for Awards
The Restated Plan authorizes an increase of 13,500,000 in the number of shares available for issuance under the Restated Plan over the existing share reserve under the 2022 Plan. Subject to adjustment for changes in our capitalization and the Restated Plan’s share counting provisions, the total number of shares of our Common Stock available for issuance under the Restated Plan is the sum of:
•13,500,000 shares; plus
•15,974,662 shares authorized for issuance under the 2022 Plan on May 25, 2022, the original effective date of the 2022 Plan; plus
•any shares covered by awards granted under the Company’s 2004 Plan that were outstanding under the 2004 Plan as of May 25, 2022 that again became available for grant pursuant to 2022 Plan’s share counting provisions prior to the effective date of the Restated Plan or that in the future become available under the Restated Plan pursuant to the Restated Plan’s share counting provisions described below.
As of March 14 2025, awards covering a total of 6,338,473 shares were subject to outstanding awards under the 2022 Plan (with performance awards counted assuming “target” performance). Therefore, for the avoidance of doubt, the shares authorized for issuance under the Restated Plan as described above includes shares subject to awards granted under the 2022 Plan and settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan. Subject to adjustment for changes in capitalization and the Restated Plan’s share counting provisions, as of the effective date of the Restated Plan, such number of shares will be available for future grants under the Restated Plan as is equal to 14,611,565 shares, less one share for every one share subject to an option or stock appreciation right granted after March 14, 2025 under the 2022 Plan and prior to the effective date of the Restated Plan and 2.0 shares for every one share subject to a full value award granted after March 14, 2025 under the 2022 Plan and prior to the effective date of the Restated Plan. The 14,611,565 shares represent 1,111,565 shares that remained available for grant under the 2022 Plan as of March 14, 2025 (with performance awards counted assuming “target” performance), plus 13,500,000 newly authorized shares approved by the Company’s stockholders pursuant to the Restated Plan.
Grants under the Restated Plan of stock options and stock appreciation rights will continue reduce the shares available under the Restated Plan on a one-for-one basis. The number of shares authorized for issuance under the Restated Plan will continue to be decreased by 2.0 shares for each share issued pursuant to full value awards under the Restated Plan’s fungible share ratio.
If (1) any award under the Restated Plan or the 2004 Plan lapses, expires, terminates or is canceled (in whole or in part), (2) any shares subject to an award under the Restated Plan or the 2004 Plan, are forfeited by the holder or repurchased by the Company at a price no greater than the price paid by the participant, or (3) any shares are tendered by the holder or withheld by us to satisfy any tax withholding obligation with respect to a full value award or a full value award under the 2004 Plan, then, in each case, the shares subject to such award may, to the extent of such lapse, expiration, termination, cancellation, forfeiture, or repurchase, be used again for new grants under the Restated Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award (or in accordance with the methodology described above for awards under the 2004 Plan). Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the Restated Plan: (1) shares of Common Stock subject to an option or a stock appreciation right that are not delivered because the award is exercised through a reduction in shares subject to such award (including any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise), (2) any shares of Common Stock tendered to satisfy the exercise price of an option or tendered or withheld to satisfy any tax withholding obligation with respect to an option or stock appreciation right, and (3) any shares purchased on the open market by the Company with the cash proceeds received from the exercise of options. The payment in cash of dividends or dividend equivalents or awards settled in cash rather than in shares of Common Stock will not be counted against the total number of shares available for issuance under the Restated Plan.
Shares of Common Stock issuable under the Restated Plan will be shares of authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the Restated Plan.
In no event will more than 30,000,000 shares of Common Stock be issuable pursuant to the exercise of ISOs under the Restated Plan.
Eligibility
The Restated Plan permits the grant of awards to employees, non-employee directors and consultants of the Company or its affiliates. As of December 31, 2024, we had approximately 30,192 employees, 11 non-employee directors and 468 consultants, each of whom are eligible to participate in the 2022 Plan and would be eligible to participate in the Restated Plan. Each of these individuals may receive all types of awards, other than ISOs. ISOs may be granted under the Restated Plan only to our employees (including officers) and employees of our parent and subsidiary corporations.
Administration of the Restated Plan
The Restated Plan is administered by the Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants. All members of the Compensation Committee meet the NYSE standards for director independence. The Board or the Compensation Committee may delegate the responsibility for administering the Restated Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate. In addition, the Board or the Compensation Committee may delegate to one or more senior executive officers the authority to grant awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, that no such officer will have the authority to grant awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. The Compensation Committee (or any other committee or officer to whom the Board or the Compensation Committee has delegated authority to administer the Restated Plan) is referred to as the “Plan Administrator” for purposes of this proposal.

Subject to the terms of the Restated Plan, the Plan Administrator has broad authority to administer, interpret and construe the Restated Plan and awards granted under the Restated Plan. The Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted and the terms and conditions of the awards, including the period of exercisability and vesting. All decisions of the Plan Administrator will be final, conclusive and binding on all persons.
Minimum Vesting
The Restated Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the Restated Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards on or after the effective date of the Restated Plan of up to 5% of the aggregate share reserve under the Restated Plan to be granted without minimum vesting provisions, as well as the issuance of (1) awards in lieu of cash compensation payable to a non-employee director who has elected to receive such award in lieu of such cash compensation, (2) awards in lieu of fully-vested cash awards or payments, (3) awards granted to non-employee directors for which the vesting period runs from the date of one annual meeting to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (4) substitute awards. The Plan Administrator has the authority to waive the one-year vesting restrictions upon the participant’s termination of service or in connection with a change in control.
Prohibition on Repricing
Under the Restated Plan, the Plan Administrator may not, without the approval of our shareholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares.
Options
ISOs and nonqualified stock options may be granted under the Restated Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Plan Administrator. The exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant (and in some cases, as described below, may not be less than 110% of such fair market value). Fair market value generally means the closing price for a share of Common Stock on the NYSE on the grant date. The term of an option cannot exceed ten years and, in some cases, as described below, the term may not exceed five years.
The terms of ISOs must comply in all respects with the provisions of Section 422 of the Code and any applicable regulations. Individuals who are not our employees or one of our parent or subsidiary corporations may not be granted ISOs. In addition, no ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate of ours unless (1) the exercise price of the ISO is at least 110% of the fair market value of the Common Stock subject to the ISO on the date of grant and (2) the term of the ISO does not exceed five years. To the extent that the aggregate fair market value of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as nonqualified stock options. Subject to adjustment for changes in our capitalization, all of the aggregate maximum number of shares of Common Stock that may be issued under the Restated Plan may be issued as ISOs.
The Plan Administrator will establish and set forth in the agreement evidencing an option, whether the option will continue to be exercisable, and the terms and conditions of such exercise, after a participant terminates service with us.
The exercise price for shares purchased under an option must be paid in full to us by delivery of the aggregate exercise price, together with any amounts required to be withheld for tax purposes. Acceptable forms of consideration will be determined by the Plan Administrator and may include: (1) cash, check or wire transfer; (2) payment with shares of Common Stock previously owned by the participant or issuable upon exercise of the option; (3) to the extent permitted by applicable law, payment pursuant to a broker-assisted cashless exercise program; or (4) such other consideration as the Plan Administrator may permit in its sole discretion.

Stock Appreciation Rights
Stock appreciation rights entitle a participant to receive an amount equal to the appreciation, if any, of a share of Common Stock between the grant date and the exercise date. The terms of any grant of stock appreciation rights generally are determined by the Plan Administrator and set forth in the applicable agreement evidencing such award. The grant price of a stock appreciation right is equal to the fair market value of a share of Common Stock on the grant date. Upon exercise of a stock appreciation, the appreciation may be paid in cash, in shares of Common Stock or in any combination cash and shares of Common Stock or in any other manner approved by the Plan Administrator in its sole discretion. The term of a stock appreciation right may not exceed ten years.
Restricted Stock and Restricted Stock Units
Restricted stock and RSU awards may be granted under the Restated Plan on such terms and conditions and subject to such repurchase or forfeiture restrictions, including continued service with us or one of our affiliates or the achievement of certain performance criteria, as determined by the Plan Administrator in its sole discretion. Upon satisfaction of any terms, conditions and restrictions on a restricted stock or restricted stock unit award, the shares of Common Stock covered by the restricted stock award will become freely transferable by the participant and RSUs will be settled in cash, shares of Common Stock or a combination thereof, as determined by the Plan Administrator in its sole discretion.
Dividend Equivalents
Participants holding awards may receive dividends paid with respect to the underlying shares of Common Stock or dividend equivalents, subject to such terms and conditions (including the form of payment of dividends or dividend equivalents) as determined by the Plan Administrator. Notwithstanding anything in the Restated Plan to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned awards that are subject to any vesting conditions. Dividends or dividend equivalents accrued on such shares shall become payable no earlier than the date the vesting conditions have been achieved and the underlying shares of Common Stock or units have been earned. Dividend equivalents will not be granted on options or stock appreciation rights.
Performance Shares
A grant of performance shares entitles the participant to payment in the form of shares of Common Stock upon the attainment of specified performance goals and other terms and conditions specified in the grant. In lieu of shares of Common Stock, a cash payment may be made in an amount equal to the fair market value of the Common Stock otherwise required to be issued to a participant in settlement of the performance share award.
Performance Units
A grant of performance units entitles the participant to a cash payment upon the attainment of specified performance goals and other terms and conditions specified in the grant. The Plan Administrator may, in its discretion, substitute shares of Common Stock for the cash payment otherwise required to be paid to a participant in respect of a performance unit.
Other Stock or Cash-Based Awards
Subject to the terms and conditions of the Restated Plan, the Plan Administrator may grant other incentives payable in cash or shares of Common Stock under the Restated Plan as it determines to be in our best interests.
Performance Awards
Awards granted under the Restated Plan may be made subject to the attainment of performance goals relating to one or more business criteria as determined by the Plan Administrator. Such business criteria may include, but are not limited to:
•cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);
•earnings or net earnings (in each case either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, and (5) non-cash equity-based compensation expense);
•earnings or loss per share;
•gross or net margin;

•growth in earnings or earnings per share;
•stock price
•return on equity or average shareholders’ equity;
•total shareholder return;
•return on capital or return on invested capital;
•return on assets or net assets;
•return on investment;
•gross or net sales, growth in sales or return on sales;
•income or net income (either before or after taxes);
•adjusted net income;
•operating income or net operating income;
•contribution to profit;
•operating profit or net operating profit;
•operating margin;
•return on operating revenue;
•economic profit (including economic profit margin);
•market share;
•overhead or other expense reduction;
•growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index;
•debt levels or reduction;
•financing and other capital raising transactions;
•acquisition activity;
•strategic plan development and implementation;
•human capital management (including diversity and inclusion); and
•environmental, social or governance.
Any such performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
Any performance criteria may be used to measure our performance as a whole or with respect to any business unit, subsidiary or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee.
The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following extraordinary items: (1) extraordinary, unusual and/or nonrecurring items of gain or loss; (2) items relating to financing activities; (3) items attributable to the business operations of any entity we acquire during the performance period; (4) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (5) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (6) gains or losses on the disposition of a business; (7) changes in tax or accounting regulations or laws; (8) the effects of a merger or acquisition; (9) asset write-downs; (10) litigation or claim judgments or settlements; (11) any accruals for reorganization and restructuring programs; and (12) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which extraordinary, non-recurring items must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of our annual report.
Participant Payments
With regard to tax withholding obligations arising in connection with awards under the Restated Plan and exercise price obligations arising in connection with the exercise of stock options under the Restated Plan, the Plan Administrator may, in its discretion, accept cash, wire transfer or check, shares of our Common Stock that meet specified conditions, a “market sell order,” such other consideration as the Plan Administrator deems suitable or any combination of the foregoing.

Transferability of Awards
Generally, no award or interest in an award may be sold, assigned, pledged or transferred by any participant or made subject to attachment or similar proceeding otherwise than by will or by the laws of descent and distribution or with respect to a designated beneficiary who may exercise the award or receive payment of the award after the participant’s death. During a participant’s lifetime, an award may be exercised only by the participant. However, if permitted by Section 422 of the Code, the Plan Administrator may honor a domestic relations order that requires transfer of an award in connection with a participant’s divorce.
Changes to Capital Structure
In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in our corporate or capital structure results in (1) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (2) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Restated Plan or with respect to ISOs under the Restated Plan and the manner in which shares subject to full value awards will be counted; (2) the maximum number and kind of securities that may be made subject to the different types of awards available under the Restated Plan; and (3) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.
Change in Control
Unless otherwise provided in an instrument evidencing an option or any other written agreement between a participant and us or an affiliate, in the event of a change in control (as defined in the Restated Plan and described below), the Board or Plan Administrator may provide that: (1) each outstanding option will terminate, provided that immediately prior to the effective time of the change in control, the options to be terminated will accelerate and holders of such options will be given an opportunity to exercise such options prior to the effective time of the change in control, at which time the options shall terminate if not exercised; (2) each outstanding option will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the acquisition price of our Common Stock exceeds the exercise price of such option multiplied by the number of shares subject to the option; or (3) each outstanding option will be assumed or substituted by the successor company and the normal vesting schedule will continue to apply to such assumed or substituted options.
Unless otherwise provided in an instrument evidencing a restricted stock or restricted stock unit award or any other written agreement between a participant and us or an affiliate, in the event of a change in control (as defined in the Restated Plan and described below), the Board or Plan Administrator may provide that either: (1) the outstanding restricted stock and restricted stock unit awards will continue or be assumed or substituted by the successor company without acceleration, and the terms and conditions of unvested restricted stock or restricted stock units shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards; (2) each outstanding restricted stock and restricted stock unit award will terminate upon the change in control and the participant will receive, in exchange therefor, a cash payment equal to the acquisition price of our Common Stock for the number of shares subject to such award, or (3) if the outstanding restricted stock and restricted stock unit awards are not continued, assumed or substituted by the successor company, then the vesting of such awards shall accelerate immediately prior to the change in control.
In addition, the Plan Administrator will have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company to take such further action as it determines to be necessary or advisable with respect to awards, including, without limitation, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, the lifting of restrictions or other modifications. The Plan Administrator may take such actions with respect to all participants, certain categories of participants or only to individual participants. Such actions may be taken before or after awards are granted.
For purposes of the Restated Plan, a change in control generally will be deemed to occur if any of the following events occur: (1) any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of our then outstanding securities entitled to vote generally in the election of directors; (2) individuals who, as of the effective date of the Restated Plan, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Incumbent Board (provided that certain individuals who become directors after the effective date of the Restated Plan will be considered to be a member of the Incumbent Board, as set forth in the Restated Plan); (3) consummation by the Company of the sale or other disposition of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation (other than certain reorganizations, mergers or consolidations that (x) would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of voting securities of the Company or such other entity outstanding immediately after such event or (y) are effected to implement a recapitalization or reincorporation of the Company that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor); or (iv) shareholder approval of or an order by a court of a plan of liquidation or dissolution of the Company. If required for compliance with Section 409A of the Code, in no event will a change in control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).
Plan Amendments and Termination
The Restated Plan may be amended, suspended or terminated by the Board or the Compensation Committee, provided that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval will be obtained for any such amendment. Except as provided under the Restated Plan for certain corporate transactions, the amendment, suspension or termination of the Restated Plan or a portion thereof or the amendment of any outstanding award generally may not, without the participant’s consent, materially adversely affect any rights under any award.
The Restated Plan will continue until terminated by the Board or the Compensation Committee. However, no ISOs may be granted under the Restated Plan after the date that is 10 years following the earlier of (1) the date the Restated Plan was approved by the Board or (2) the date the Restated Plan was approved by the Company’s shareholders. Termination of the Restated Plan will not affect any awards then outstanding.
Deferral of Awards
The Plan Administrator may permit or require a participant to defer receipt of the payment of any award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, will establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.
Forfeiture and Claw-backs
All awards (including the gross amount of any proceeds, gains or other economic benefit obtained in connection with any award) made under the Restated Plan, including time-based awards, are subject to recoupment by the Company to the extent required to comply with applicable laws or any of our policies providing for the reimbursement of incentive compensation.
Effective Date
The Restated Plan will become effective on the date of the Annual Meeting if this proposal is approved by our shareholders.
Securities Laws
The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Restated Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
•Non-Qualified Stock Options. If an optionee is granted a nonqualified stock option under the Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
•Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
•Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents, performance shares, performance units and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Restated Plan and awards granted under the Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Plan Administrator, the Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Other than with respect to the annual equity awards to our non-employee directors as described above under “Director Compensation,” all future awards under the Restated Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved.
Plan Benefits
The table below shows, as to the NEOs and the various indicated groups, the number of shares of Common Stock subject to awards granted under the Restated Plan through March 14, 2025:

Name and Position	Number of Shares Subject to RSUs(#)	Number of Shares Subject to PSUs (#)(1)
Named Executive Officers:
Oliver G. Brewer III, President and Chief Executive Officer	627,237	1,093,831
Brian P. Lynch, Executive Vice President and Chief Financial Officer	178,727	218,444
Arthur F. Starrs , Chief Executive Officer of Topgolf International, Inc.	293,212	358,370
Mark F. Leposky, Executive Vice President and Chief Supply Chain Officer	125,395	145,631
Glenn F. Hickey, Executive Vice President and President, Callaway Golf	119,152	145,631
All Current Executive Officers as a Group	1,432,155	2,069,989
All Current Non-Executive Directors as a Group	284,110	—
Current Directors (including Nominees):
Erik J Anderson	21,068	—
Laura J. Flanagan	21,068	—
Russell L. Fleischer	42,130	—
Bavan Holloway	21,068	—
John F. Lundgren	21,068	—
Scott M. Marimow	21,068	—
Adebayo O. Ogunlesi	41,216	—
Varsha R. Rao	38,204	—
Linda B. Segre	21,068	—
Anthony S. Thornley	21,068	—
C. Matthew Turney	15,084	—
Each Associate of any such Directors, Executive Officers or Nominees	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	2,531,369	1,224,209
(1)PSUs are reflected based on “target” level of performance.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2022 INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 4, 2025 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company and director nominees, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 183,749,328 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
BlackRock, Inc. (2)	23,385,925	12.73%
50 Hudson Yards
New York, New York 10001
PEP TG Investments LP (3)	21,305,290	11.59%
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903
Thomas G. Dundon (4)	18,654,698	10.15%
c/o DDFS Management Company LLC
2100 Ross Ave Suite 550
Dallas, Texas 75201
Vanguard Group (5)	15,403,379	8.38%
100 Vanguard Blvd
Malvern, PA 19355
Shapiro Capital Management LLC (6)	10,712,970	5.83%
3060 Peachtree Road, Suite 1555 N.W.
Atlanta, GA 30305
Dimensional Fund Advisors LP (7)	9,533,727	5.19%
6300 Bee Cave Road, Building One
Austin, TX 78746
Erik J Anderson (8)(9)	998,431	*
Oliver G. Brewer III (10)	1,940,501	1.06%
Laura J. Flanagan(9)	50,160	*
Russell L. Fleischer(9)	94,283	*
Glenn F. Hickey	83,367	*
Bavan Holloway(9)	22,901	*
Mark F. Leposky	323,496	*
John F. Lundgren(9)	102,410	*
Brian P. Lynch (11)	289,735	*
Scott M. Marimow(9)(12)	25,704	*
Adebayo O. Ogunlesi(9)(13)	227,921	*
Varsha R. Rao(9)	43,301	*
Linda B. Segre(9)	67,469	*
Arthur F. Starrs	212,557	*
Anthony S. Thornley(9)	88,784	*
C. Matthew Turney(9)	15,084	*
All directors and executive officers as a group (17 persons) (14)	4,693,852	2.40%

* Less than one percent

(1)Except as otherwise indicated, the address for all persons shown in this table is c/o Topgolf Callaway Brands Corp., 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options and warrants (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.
(2)Based on a Schedule 13G/A filed by BlackRock, Inc., with the SEC on January 8, 2024. This schedule reported that BlackRock, Inc. has sole voting power with respect to 22,976,823 shares of Common Stock and sole dispositive power with respect to 23,385,925 shares of Common Stock.
(3)Based on a Schedule 13D/A filed by PEP TG Investments LP with the SEC on November 17, 2021. Represents (i) 21,175,226 shares of Common Stock held by PEP TG Investments LP; and (ii) 130,064 shares of Common Stock underlying warrants held by PEP TG Investments LP that are exercisable at any time at the option of the holder. As a result of its relationship with PEP TG Investments LP, PEP TG Investments GP LLC may be deemed to beneficially own such shares. Michael Dominguez has shared voting and investment control with respect to the securities held by PEP TG Investments GP LLC, and may be deemed to indirectly beneficially own the securities directly held by PEP TG Investments LP.
(4)Includes 61,865 shares held directly by Mr. Dundon and 18,592,833 shares held by DDFS Partnership LP. Shares held by DDFS Partnership LP are based on a Schedule 13D filed by DDFS Partnership LP with the SEC on March 11, 2021. As a result of its relationship with DDFS Partnership LP, DDFS Management Company LLC may be deemed to beneficially own such shares. Thomas G. Dundon is the sole member of DDFS Management Company LLC.
(5)Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. This schedule reported that Vanguard has sole voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 15,158,558 shares of Common Stock, shared voting power with respect to 95,133 shares of Common Stock and shared dispositive power with respect to 244,821 shares of Common Stock.
(6)Based on a Schedule 13G filed by Shapiro Capital Management LLC (“Shapiro”) with the SEC on February 14, 2024. This schedule reported that Shapiro has sole voting power with respect to 10,031,770 shares of Common Stock, sole dispositive power with respect to 10,712,970 shares of Common Stock, shared voting power with respect to 681,200 shares of Common Stock and shared dispositive power with respect to 0 shares of Common Stock.
(7)Based on a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on October 31, 2024. This schedule reported that Dimensional has sole voting power with respect to 9,262,360 shares of Common Stock, sole dispositive power with respect to 9,533,727 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock and shared dispositive power with respect to 0 shares of Common Stock.
(8)Includes (i) 151,185 shares which are subject to options exercisable within 60 days of the Table Date held by TGP Advisors, LLC; and (ii) 760,459 shares of Common Stock held by WestRiver Management, LLC. As a result of its relationship with TGP Advisors, LLC, WestRiver Management, LLC may be deemed to beneficially own such shares. Erik J Anderson is the sole member and manager of WestRiver Management, LLC. Also includes (a) 38,215 shares directly held by Mr. Anderson and (b) 40,476 shares of Common Stock held by Anderson Family Investments, LLC, of which Mr. Anderson is the managing member.
(9)Includes 8,096 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table
(10)All of Mr. Brewer’s shares are held in various family trusts, of which Mr. Brewer and/or his spouse are the trustees.
(11)36,575 of Mr. Lynch’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.
(12)Represents shares held directly by Mr. Marimow. Mr. Marimow is a Managing Director of Providence Equity Partners L.L.C. ("Providence"). Any securities issued to Mr. Marimow for his service as a director of the Company are held by Mr. Marimow for the benefit of Providence. Mr. Marimow disclaims beneficial ownership of such shares of Common Stock.
(13)Includes 100,000 shares held by Raynham I LLC, of which Mr. Ogunlesi and his spouse are the sole members, Mr. Ogunlesi and his spouse share voting and investment power with respect to such shares.
(14)Includes (i) 151,185 shares of Common Stock issuable upon exercise of options within 60 days of the Table Date held by TGP Advisors, LLC; (ii)  107,748 shares held by Rebecca Fine, of which 32,991 shares are subject to options exercisable within 60 days of the Table Date; and (iii) 89,056 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date, as set forth in the previous footnotes.

TRANSACTIONS WITH RELATED PERSONS
It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Stockholders Agreement

Providence, Dundon and WestRiver, each of which became 5% or greater shareholders of the Company in connection with the Company’s merger with Topgolf, are parties to the Stockholders Agreement, pursuant to which each of Providence, Dundon and WestRiver have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. WestRiver no longer holds sufficient shares to maintain its right to designate a nominee for director.

The Stockholders Agreement further provides that each of Providence, Dundon and WestRiver will be entitled to the same reimbursement for travel and other expenses paid to other non-employee directors of the Company and the same indemnification rights provided to other non-employee directors of the Company.
Registration Rights Agreement

Each of Providence, Dundon and WestRiver are parties to a Registration Rights Agreement with the Company, dated as of October 27, 2020, pursuant to which each such shareholder is entitled to certain registration rights with respect to the resale of shares of the Common Stock received by such shareholder in connection with the merger with Topgolf, subject to certain conditions set forth therein. The Registration Rights Agreement provides such shareholders with demand, “piggy-back” and shelf registration rights, subject to certain minimum threshold requirements and other customary conditions.
Employer Direct Healthcare
Topgolf has engaged Employer Direct Healthcare, LLC (“Employer Direct”) to provide certain supplemental healthcare benefits to eligible participants enrolled in the self-funded health benefit plan. Certain investment funds controlled by Thomas G. Dundon held an ownership interest in Employer Direct until the second quarter of 2024. Between January 1, 2024 and June 30, 2024, Topgolf paid Employer Direct approximately $301,000 in connection with such engagement.
Employment of Oliver Brewer IV
Oliver Brewer IV, the son of Oliver (Chip) Brewer III, the Company’s President and Chief Executive Officer, is employed by the Company as a software engineer. Between January 1, 2024 and March 31, 2025, the Company has paid Mr. Brewer less than $0.2 million in total compensation.

Dundon Capital Partners
The Company has entered into a consulting agreement with Dundon Capital Partners (“DCP”), which is owned and controlled by Mr. Dundon and of which C. Matthew Turney serves as Chief Financial Officer, pursuant to which DCP will provide advisory and consulting services related to the Company’s Topgolf business. Under the agreement, the Company expects to pay DCP $750,000.

Director Affiliations With Our Principal Shareholders

Following the merger with Topgolf and pursuant to the terms of the Stockholders Agreement, the following directors were designated by and/or are affiliated with, our principal shareholders as indicated in the table below.

Director	Affiliation
Erik J Anderson	WestRiver
C. Matthew Turney	Dundon
Scott M. Marimow	Providence

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the Company’s website, is not part of, and is not incorporated by reference into, this Proxy Statement.

ANNUAL REPORT
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT TOPGOLF CALLAWAY BRANDS CORP., ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.TOPGOLFCALLAWAYBRANDS.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2026 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting (i.e., the 2025 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not later than 90 days prior to such annual meeting or, if later, 10 days following the date of the first public announcement of the scheduled date of the 2026 annual meeting. As a result, in the event the 2026 annual meeting is not held more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, notice of nominations or other business properly submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on February

28, 2026 and no earlier than January 29, 2026. Any such notice must include all of the information specified in the Company’s Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2026.
Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2025 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 17, 2025. However, if the date of the 2025 annual meeting of shareholders is more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2025 annual meeting.
In accordance with the Company’s Bylaws, any shareholder (or group of up to 20 shareholders) meeting the Company’s continuous ownership requirements (as set forth in the Company’s Bylaws) who wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy materials for its 2025 annual meeting must provide written notice to the Company’s Corporate Secretary at its principal executive offices in Carlsbad, California no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date proxy materials were released to shareholders in connection with this year’s Annual Meeting, subject to other specific requirements regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements as provided in the Company’s Bylaws. As a result, such notice must be received by the Company’s Corporate Secretary no later than December 17, 2025 and no earlier than November 17, 2025. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act. The Company intends to file a proxy statement and white proxy card with the SEC in connection with its solicitation of proxies for its 2025 annual meeting of shareholders. Shareholders may obtain the Company’s proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

OTHER MATTERS
Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.
Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Topgolf Callaway Brands Corp., Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

/s/ Heather D. McAllister
Carlsbad, California	Heather D. McAllister
April 16, 2025	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION
TOPGOLF CALLAWAY BRANDS CORP.
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	2024 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2024	2024	2024	2024	Total
Net income (loss)	$6.5	$62.1	$(3.6)	$(1,512.7)	$(1,447.7)
Interest expense, net	58.8	57.0	57.7	57.7	231.2
Income tax provision (benefit)	5.0	(9.7)	(19.4)	(1.4)	(25.5)
Non-cash depreciation and amortization expense	65.4	65.8	68.1	69.1	268.4
Non-cash stock compensation and stock warrant expense, net	14.2	7.0	7.8	9.0	38.0
Non-cash lease amortization expense	3.5	3.6	2.8	3.2	13.1
Non-cash goodwill & intangible assets impairment	—	—	—	1,452.0	1,452.0
Non-recurring items, before taxes(1)	7.5	19.8	6.4	24.5	58.2
Adjusted EBITDA	$160.9	$205.6	$119.8	$101.4	$587.7

(1) In 2024, amounts include restructuring and reorganization charges, costs incurred related to the planned separation of Topgolf, charges related to the 2024 debt repricing, currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, charges related to the impairment and abandonment of the Shankstars media game, a loss on disposal on the sale on the WGT business, IT integration costs associated with the implementation of a new cloud based HRM system, and IT costs related to a 2023 cybersecurity incident.

Reconciliation of Consolidated Non-GAAP Adjusted Free Cash Flow	Twelve Months Ended December 31,
2024
GAAP cash flows provided by operations (1)	$382.0
Less: capital expenditures (1)	(295.4)
Add: proceeds from lease financing and government grants (1)	116.5
Consolidated Non-GAAP Adjusted Free Cash Flow	$203.1
(1) Source: Consolidated statement of cash flows within the Company’s annual report on Form 10-K.

Reconciliation of Topgolf Adjusted Segment EBITDA	Twelve Months Ended December 31,
2024

Topgolf Segment operating income(1):	$114.2
Non-GAAP depreciation and amortization expense	199.9
Non-cash stock compensation expense	10.3
Non-cash lease amortization expense	12.4
Other expense, net	0.4
Topgolf Adjusted Segment EBITDA	$337.2

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

A-1

APPENDIX B – AMENDED AND RESTATED 2022 INCENTIVE PLAN

TOPGOLF CALLAWAY BRANDS CORP.
AMENDED AND RESTATED
2022 INCENTIVE PLAN

Amended and Restated by the Board on March 27, 2025
Approved by the Shareholders on May 29, 2025

SECTION 1. PURPOSES OF THE PLAN
The Topgolf Callaway Brands Corp. Amended and Restated 2022 Incentive Plan (the “Plan”) is established to (a) promote the long-term interests of Topgolf Callaway Brands Corp. (f/k/a Callaway Golf Company) (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (b) encourage such persons to hold an equity interest in the Company and (c) enhance the mutuality of interest between such persons and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company. This Plan constitutes an amendment and restatement of the Topgolf Callaway Brands Corp. 2022 Incentive Plan (the “Original Plan”) adopted by the Board on March 15, 2022, and by the shareholders on May 25, 2022 (the “Original Effective Date”).
SECTION 2. DEFINITIONS
As used in the Plan:
“2004 Plan” means the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended from time to time.
“2004 Plan Award” means an award outstanding under the 2004 Plan as of the Original Effective Date.
“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.
“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.
“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.
“Board” means the Board of Directors of the Company.
“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:
(a)    Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b)    Individuals who, as of the Restatement Effective Date , constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the Restatement Effective Date whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or
(c)    Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:
(i)    a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 50% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or
(ii)    a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or
(d)    Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation or dissolution of the Company.
If required for purposes of compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A and the regulations thereunder.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any applicable regulations and guidance thereunder.
“Committee” has the meaning set forth in Section 3.1.
“Common Stock” means the common stock, $0.01 par value, of the Company.
“Company” means Topgolf Callaway Brands Corp., a Delaware corporation.
“Consultant” means any director, consultant, agent, advisor, independent contractor or other person who renders or who has rendered bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities; provided, that no person will be treated as a Consultant under the Plan unless a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
“Director” means a member of the Board.
“Directors Plan” means the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan (effective May 15, 2013).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss; (b) items relating to financing activities; (c) items attributable to the business operations of any entity acquired by the Company during the performance period; (d) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (e) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during a performance period; (f) gains or losses on the disposition of a business; (g) changes in tax or accounting regulations or laws; (h) the effects of a merger or acquisition; (i) asset write-downs; (j) litigation or claim judgments or settlements; (k) any accruals for reorganization and restructuring programs; and (l) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which extraordinary non-recurring items must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.
“Fair Market Value” means, as of any given date, the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value for such date of determination.
“Full Value Award” means any Award that is settled in shares of Common Stock other than (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Related Company).
“Incentive Stock Option” means an Option granted under the Plan that is intended to be, and that qualifies as, an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.
“Inducement Plan” means the Callaway Golf Company 2021 Employment Inducement Plan, as amended from time to time.
“Nonqualified Stock Option” means an Option granted under the Plan that does not qualify as an Incentive Stock Option.
“Option” means a right to purchase Common Stock granted under Section 7.
“Original Effective Date” shall have the meaning set forth in Section 1.
“Original Plan” shall have the meaning set forth in Section 1.
“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.
“Performance Criteria” has the meaning set forth in Section 10.3.
“Performance Share” has the meaning set forth in Section 10.1.
“Performance Unit” has the meaning set forth in Section 10.2.
“Plan” means this amended and restated Topgolf Callaway Brands Corp. 2022 Incentive Plan.
“Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee and that constitutes a “subsidiary” of the Company for purposes of Form S-8.
“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.
“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Stock Appreciation Right” has the meaning set forth in Section 8.1.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Related Company or with which the Company or any Related Company combines.
“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.
“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
SECTION 3. ADMINISTRATION
3.1    Administration of the Plan
The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or Applicable Law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding the foregoing, the Board shall administer the Plan with respect to Awards to Directors and the Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent consistent with Applicable Law, the Board or the Committee may delegate to one or more senior executive officers of the Company the authority to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan. Additionally, to the extent required by Applicable Law, each of the individuals constituting the “Committee” shall be an “independent director” under the rules of any securities exchange on which the shares of Common Stock are listed, quoted or traded.
3.2    Administration and Interpretation by Committee
Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the

Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any person eligible to receive an Award hereunder.
SECTION 4. STOCK SUBJECT TO THE PLAN
4.1    Authorized Number of Shares
Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be equal to (i) 15,974,662 shares approved by shareholders for issuance under the Plan on the Original Effective Date; plus (ii) an additional 13,500,000 shares approved by shareholders for issuance under the Plan on the Restatement Effective Date; plus (iii) any shares of Common Stock subject to 2004 Plan Awards which become available for issuance under the Plan following the Original Effective Date pursuant to Section 4.2 (the “Share Limit”). The number of shares authorized for issuance under the Plan shall be (x) decreased by 1.0 share for each share issued pursuant to an Award that is not a Full Value Award or any 2004 Plan Award described in clause (ii) that would not constitute Full Value Awards if granted under this Plan, and (y) decreased by 2.0 shares for each share issued pursuant to a Full Value Award or any 2004 Plan Award described in clause (ii) that would constitute a Full Value Award if granted under this Plan. As of March 16, 2022, the Company ceased granting awards under the Inducement Plan and the Directors Plan, and as of the Original Effective Date, the Company ceased granting awards under the 2004 Plan; however, awards issued under the 2004 Plan, the Inducement Plan and the Directors Plan remain subject to the terms of the applicable plan.
4.2    Share Usage
(a)    Shares of Common Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award or 2004 Plan Award lapses, expires, terminates or is canceled (in whole or in part), the shares subject to such Award or 2004 Plan Award shall, to the extent of such lapsing, expiration, termination or cancellation, again be available for issuance under the Plan and shall be added back to the Share Limit. Any shares subject to an Award or 2004 Plan Award that are forfeited by a Participant or repurchased by the Company at a price no greater than the price paid by the Participant so that such shares are returned to the Company will again be available for issuance under the Plan and shall be added back to the Share Limit. Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award or any 2004 Plan Award that would constitute a Full Value Award if granted under this Plan will again be available for issuance under the Plan and shall be added back to the Share Limit. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because the Option or Stock Appreciation Right is exercised through a reduction of shares of Common Stock subject to such Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Common Stock); (ii) shares of Common Stock subject to an Option or Stock Appreciation Right that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right; (iii) shares of Common Stock that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Option or in satisfaction of the withholding of taxes incurred in connection with the exercise of any Option or Stock Appreciation Right; or (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The following items shall not be counted against the total number of shares available for issuance under the Plan: (x) the payment in cash of dividends or dividend equivalents; and (y) any Award that is settled in cash rather than by issuance of Common Stock. All shares issued under the Plan may be either authorized and unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the Plan. Any shares of Common Stock that again become available for Awards under the Plan and are added to the Share Limit pursuant to this Section 4.2 shall be added as (x) 1.0 share of Common Stock for every one share subject to Awards other than Full Value Awards granted under the Plan or 2004 Plan Awards that would not constitute Full Value Awards if granted under this Plan, and (y) 2.0 shares for every one share subject to Full Value Awards granted under the Plan or any 2004 Plan Award that would constitute a Full Value Award if granted under this Plan.

(b)    The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(c)    Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal 30,000,000 shares, subject to adjustment as provided in Section 15. Notwithstanding the provisions of this Section 4.2, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
4.3    Substitute Awards
In connection with an entity’s merger or consolidation with the Company or any Related Company or the Company’s or any Related Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Limit (nor shall shares of Common Stock subject to a Substitute Award be added to the Share Limit as provided above), except that shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Related Company or with which the Company or any Related Company combines has shares available under a pre‑existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Share Limit (and shares subject to such Awards (which, for the avoidance of doubt excludes Substitute Awards) may again become available for Awards under the Plan and added to the Share Limit as provided under Section 4.2 above); provided that Awards using such available shares (or any shares that again become available for issuance under the Plan and are added to the Share Limit under Section 4.2 above) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its Related Companies prior to such acquisition or combination.
SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or Consultant of the Company or a Related Company and any Director whom the Committee from time to time selects.
SECTION 6. AWARDS
6.1    Form and Grant of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.
6.2    Evidence of Awards
Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or Applicable Law.
6.3    Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents. To the extent applicable, any such deferral shall either comply with, or be exempt from, the requirements of Section 409A of the Code.

SECTION 7. OPTIONS
7.1    Grant of Options
The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee.
7.2    Option Exercise Price
The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the grant date, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. In addition, if an Incentive Stock Option is granted to any Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company or any Related Company (a “Ten Percent Holder”), the exercise price for shares purchased under such Incentive Stock Option shall be no less than 110% of the Fair Market Value of the Common Stock on the grant date.
7.3    Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall any Option be exercisable more than ten (10) years after the grant date (or five (5) years after the grant date for any Incentive Stock Options granted to Ten Percent Holder).
7.4    Exercise of Options
Subject to Section 7.1, the Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
7.5    Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 13 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may, in the discretion of the Committee, include:
(a)    cash;
(b)    check or wire transfer;
(c)    tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period, if any, required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;
(d)    the withholding by the Company of shares of Common Stock issuable pursuant to the exercise of the Option;
(e)    to the extent permitted by Applicable Law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price; or

(f)    such other consideration as the Committee may permit in its sole discretion.
7.6     Post-Termination Exercises
(a)    The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
(b)    A Participant’s change in status from an employee to a Consultant or Director who renders bona fide services to the Company or any Related Company, or a change in status from a Consultant or Director to an employee of the Company or any Related Entity, shall not be considered a Termination of Service for purposes of this Section 7.
7.7    Incentive Stock Options
The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the grant date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted. A Participant shall give the Company prompt written or electronic notice of any disposition of shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such shares to such Participant.
SECTION 8. STOCK APPRECIATION RIGHTS
8.1    Grant of Stock Appreciation Rights
The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. Subject to the other provisions of this Section 8, SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan. The grant price of a SAR shall be equal to the Fair Market Value of the Common Stock for the grant date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a SAR shall be as established for that SAR by the Committee, but in no event shall such term exceed ten (10) years from the grant date.
8.2    Payment of SAR Amount
Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 13, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the positive difference, if any, between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
SECTION 9. RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
9.1    Grant of Restricted Stock and Restricted Stock Units
The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section

10.3), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
9.2    Issuance of Shares
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion.
9.3    Dividends and Distributions
Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. Such Dividend Equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid during the vesting period with respect to unearned Awards. Dividends or dividend equivalents accrued on such shares or with respect to Awards shall become payable no earlier than the date the underlying Award vests. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.4    Waiver of Restrictions
Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS
10.1    Grant of Performance Shares
The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 13, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.
10.2    Grant of Performance Units
The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 13, entitle the Participant to a payment in cash or shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to Performance Unit.
10.3    Awards Subject to Performance Goals
Awards granted under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall be determined by the Committee. Such business criteria may include, but are not limited to, one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (b) earnings or net earnings (in each case either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, and (5) non-cash equity-based compensation expense); (c) gross or net margin; (d) earnings or loss per share; (e) growth in earnings or earnings per share; (f) stock price; (g) return on equity or average shareholders’ equity; (h) total shareholder return; (i) return on capital or return on invested capital; (j) return on assets or net assets; (k) return on investment; (l) gross or net sales, growth in sales or return on sales; (m) income or net income (either before or after taxes); (n) adjusted net income; (o) operating income or net operating income; (p) contribution to profit; (q) operating profit or net operating profit; (r) operating margin; (s) return on operating revenue; (t) economic profit (including economic profit margin); (u) market share; (v) overhead or other expense reduction; (w) growth in shareholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index; (x) debt levels or reduction; (y) financing and other capital raising transactions; (z) acquisition activity; (aa) strategic plan development and implementation; (bb) human capital management (including diversity and inclusion); and (cc) environmental, social or governance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices (collectively, the “Performance Criteria”).
10.4    Use of Performance Criteria
Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made in any evaluation of performance under the Performance Criteria. Such adjustments may include, but are not limited to, any Extraordinary Items.
SECTION 11. OTHER STOCK OR CASH-BASED AWARDS
In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.
The Committee may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Common Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of Section 13, entitle the Participant to a payment in cash or Common Stock upon the attainment of performance goals or such other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion.
SECTION 12. VESTING LIMITATIONS
Notwithstanding any other provision of the Plan to the contrary, no Award (or portion thereof) granted hereunder shall vest earlier than the first anniversary of the date the Award is granted; provided, however, that the foregoing shall not apply to: (i) substitute awards issued by the Company in connection with an acquisition or other corporate transaction; (ii) Awards delivered in lieu of fully-vested cash awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a non-employee Director, where such Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards granted to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting; or (v) any other Awards that result in the issuance of an aggregate of up to 5% of the Share Limit. In addition, the Committee may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s Termination of Service and/or in connection with a Change in Control.
SECTION 13. WITHHOLDING
Each Participant must pay the Company, or make provision satisfactory to the Committee for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Committee), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Committee, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Committee. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
SECTION 14. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the Applicable Laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that (a) any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award and (b) no Award may be sold or otherwise transferred by the Participant for consideration. Notwithstanding any other provision hereof and to the extent permitted by Section 422 of the Code to the extent applicable, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.
SECTION 15. ADJUSTMENTS
15.1    Adjustment of Shares
(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan or with respect to Incentive Stock Options under the Plan and the manner in which shares subject to Full Value Awards will be counted; and (B) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.
(b) The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.
(c) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.
15.2    Dissolution
To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
15.3     Change in Control
(a) In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, the Board or Committee may provide that (i) each outstanding Option shall terminate; provided, that immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied; (ii) a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options; or (iii) outstanding Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

(b)    In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award or in any other written agreement between a Participant and the Company or a Related Company, the Board or Committee may provide that either: (i) the outstanding Restricted Stock or Restricted Stock Unit Awards will continue, or be assumed or replaced with an equivalent award by a Successor Company, which continuation, assumption or replacement will be binding on the Participant holding such Awards; (ii) the outstanding Restricted Stock or Restricted Stock Unit Awards shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the Acquisition Price multiplied by the number of shares of Common
Stock subject to such outstanding Awards; or (iii) if the outstanding Restricted Stock or Restricted Stock Unit Awards are not continued, assumed or replaced, then the restrictions on such Awards shall lapse and be removed and the Awards shall be deemed to have vested immediately prior to the Change in Control. If the outstanding Restricted Stock or Restricted Stock Unit Awards are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock or restricted stock awards shall be adjusted in the same manner as provided in Section 15.3(a) for Options.
15.4    Further Adjustment of Awards
Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.
15.5    Limitations
The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
15.6    No Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
15.7    Limitation on Certain Adjustments
Unless otherwise determined by the Committee, no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent it would (a) cause the Plan to violate Section 422(b)(1) of the Code, (b) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (c) cause an Award to fail to be exempt from or comply with Section 409A of the Code.
SECTION 16. AMENDMENT AND TERMINATION
16.1    Amendment, Suspension or Termination of the Plan
(a)    Except as otherwise provided in Section 16.1(b), the Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by Applicable Law, regulation or stock exchange rule, shareholder approval shall be obtained for any amendment to the Plan.

(b)    Notwithstanding Section 16.1(a), the Board or the Committee may not, except as provided in Section 15, take any of the following actions without approval of the Company’s shareholders within twelve (12) months before or after such action: (i) increase the Share Limit imposed in Section 4.1 or increase the maximum number of Shares that may be issued pursuant to Incentive Stock Options imposed in Section 4.2(c); or (ii) take any action prohibited under Section 16.4.
16.2    Term of the Plan; Limitation on Incentive Stock Options
(a)    The Plan shall be in effect until terminated under Section 16.1. Notwithstanding anything herein to the contrary, no Incentive Stock Option may be granted under the Plan after March 27, 2035.
(b)    After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
16.3    Consent of the Participant
Except as provided in Section 15 and Section 17.5, the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.4 shall not require a Participant’s consent.
16.4    Prohibition on Repricing
Subject to Section 15 hereof, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares. Subject to Section 15 hereof, the Committee shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
SECTION 17. GENERAL
17.1    No Individual Rights
(a)    No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
(b)    Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or service at any time, with or without Cause.
17.2    Issuance of Shares
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all Applicable Laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
(b)    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.
(c)    To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law or the applicable rules of any stock exchange.
(d)    No fractional shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.
17.3    Indemnification
(a)    To the extent allowable pursuant to Applicable Law and the Company’s certificate of incorporation and bylaws, each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
(b)    The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.
17.4    No Rights as a Shareholder
Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
17.5    Compliance With Laws and Regulations
Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
Unless otherwise expressly provided in an Award agreement, the Plan and any Award granted under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted under the Plan exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted under the Plan is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an agreement evidencing an Award is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the agreement evidencing such Award. Notwithstanding anything to the contrary in the Plan (unless the Award agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date this six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.
17.6    Participants in Other Countries
The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.
17.7    No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
17.8    Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
17.9    Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
17.10    Choice of Law
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.
17.11    Claw-Back Provisions
All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.
17.12    Paperless Administration
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response system, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such a system.
SECTION 18. EFFECTIVE DATE
This amended and restated Plan shall become effective on the date on which it is approved by the Company’s shareholders (the “Restatement Effective Date”). This amended and restated Plan shall be submitted for the approval of the Company’s shareholders within twelve (12) months of the Board’s approval of this amended and restated Plan. If this amended and restated Plan is not approved by the Company’s shareholders prior to the end of said twelve (12)-month period, it will not become effective and the Original Plan will continue in full force and effect in accordance with its terms, including the existing share reserve thereunder.

TOPGOLF CALLAWAY BRANDS

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Before the Meeting - Go to **www.investorvote.com/MODG** or scan the QR code — login details are located in the shaded bar below.

During the Meeting - Go to **meetnow.global/MHZXRXU.** You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A **Proposals — THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW, AND "FOR" PROPOSALS 2, 3 AND 4.**

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Oliver G. Brewer III	☐	☐	☐	02 - John F. Lundgren	☐	☐	☐	03 - Erik J Anderson	☐	☐	☐
04 - Russell L. Fleischer	☐	☐	☐	05 - Bavan M. Holloway	☐	☐	☐	06 - Scott M. Marimow	☐	☐	☐
07 - Adebayo O. Ogunlesi	☐	☐	☐	08 - Varsha R. Rao	☐	☐	☐	09 - Linda B. Segre	☐	☐	☐
10 - Anthony S. Thornley	☐	☐	☐	11 - C. Matthew Turney	☐	☐	☐				

In their discretion, Brian P. Lynch and Heather D. McAllister, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B **Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

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044CWA

The 2025 Annual Meeting of Shareholders of Topgolf Callaway Brands Corp. will be held on Thursday, May 29, 2025 at 11:00 A.M. Eastern Time, virtually via the Internet at meetnow.global/MHZXRXU.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MODG

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

TOPGOLF CALLAWAY BRANDS

Proxy — TOPGOLF CALLAWAY BRANDS CORP.

The undersigned shareholder of TOPGOLF CALLAWAY BRANDS CORP. hereby appoints Brian P. Lynch and Heather D. McAllister, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Topgolf Callaway Brands Corp. to be held via remote communication, on May 29, 2025, at 11:00 A.M. (Eastern Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES LISTED ON THE REVERSE HEREOF AND "FOR" ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐